UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MJLINK.COM INC

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

3465 Gaylord Court, Suite A509

Englewood, Colorado 80113

Telephone (855) 933-3277

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Harvard Business Services, Inc.

16192 Coastal Highway

Lewis, Delaware 19958

(800) 345-2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7374	83-3646570
(Primary Standard Industrial	(IRS Employer
Classification Code Number)	Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to herein as the “SEC” or the “Commission”. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 12, 2020, SUBJECT TO COMPLETION

8,000,000 SHARES OF COMMON STOCK

$50,000,000

This is the initial public offering of shares of voting Common Stock, par value $0.01 (the “Common Stock”) of MjLink.com Inc, a Delaware corporation (which we refer to as “MjLink,” “the Company,” “we,” “our,” and “us”). We are offering, at an initial offering price of $2.50 per share (the “Offering Price”), up to $50,000,000 (the “Maximum Offering Amount”). MjLink is a wholly-owned subsidiary of Social Life Network, Inc. (“Social Life”), an SEC fully reporting publicly traded company.

All of our shares of Common Stock are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. This Offering will terminate on the first to occur of (i) the date on which all $50,000,000 of our Offered Shares are sold or (ii) February 11, 2021, subject to our right to extend such date for up to 90 days in our sole discretion (in each such case, the “Termination Date”). If the Company has received and accepted subscriptions by the Termination Date, then it will close on the total Amount raised (the “Initial Closing”) and, until the Termination Date, may hold one or more additional closings for additional sales of shares (each an “Additional Closing”), up to the Maximum Offering Amount. The minimum subscription that investors may make for the Offering Share is 400 shares for $1,000.00 at the initial $2.50 Share Offering Price. Subscriptions may be made by either check, wire, credit card or ACH deposits. Checks should be made payable to MjLink’s escrow agent.

The Company is directly offering the Shares, although we reserve the right to engage the services of one or more FINRA registered broker/dealers to assist in in the sale of the Offered Shares and may engage the services of one or more managing selling agents to sell Offered Shares on a “best efforts” basis. At this time, the Company has not determined if it will require the services of such broker/dealers or selling agents.

We expect to commence the offer and sale of the Offered Shares as of the date on which the Regulation A Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. Subject to the filing and effectiveness of an S-1 Registration Statement with the SEC by Social Life, MjLink’s parent corporation, to spinoff MjLink from Social Life, we intend to apply to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”) or NYSE American under the symbol “MJLK.” However, in order to meet the minimum initial listing requirements to list our Common Stock on Nasdaq, we will need to receive minimum net proceeds of $4,300,000 from this Offering, or we may be unable to meet the requirements for NASDAQ or for NYSE American. For further information, see “Plan of Distribution – Exchange Listing” on page 62 of this Offering Circular. There are no assurances that we will meet the qualifications for a NASDAQ listing or NYSE American; in the event our Offered Shares are not approved for trading on Nasdaq or NYSE American, we expect that the Offered Shares will be quoted on the OTC Market QX or QB, although we may elect to defer trading our Offered Shares on any trading exchange or medium.

We are offering up to $50,000,000 of our common shares, which represents the value of the shares available to be offered as of February 12, 2020. We are offering a total of 2,000,000 of our Offered Shares in this Offering at an $2.50 per Share Offering Price for the first $5,000,000 raised, based on a valuation of the Company prior to this Offering of $15,000,000. The Offering Price and the $16,500,000 valuation was determined by management in order to attract investors in this Offering at 75% of, or a 25% discount to, the $22,000,000 minimum valuation of our Company. If we reach $5,000,000 raised, we will offer an additional 2,000,000 Shares at $5.00 per share, to raise an additional $10,000,000. If we reach $10,000,000 raised, we will offer an additional 2,000,000 Shares at $7.50 per share, to raise an additional $15,000,000. If we reach $15,000,000 raised, we will offer an additional 2,000,000 Shares at $10.00 per share, to raise an additional $20,000,000 to complete the Offering. We reserve the right to change all of the foregoing terms based on, among other things, changed circumstances.

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

MjLink is an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filing after this Offering. Following this Offering, MjLink will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. See “The Transactions” and “Management—Corporate Governance.”

	Price to	Maximum	Proceeds to
	Public	Commissions (1)	Issuer (2)
Shares Offered by Company
First tranche of 2 million shares at per share price:	$2.50	$0.20	$2.30
Second tranche of 2 million shares at per share price:	$5.00	0.40	4.60
Third tranche of 2 million shares at per share price:	$7.50	0.60	7.10
Final tranche of 2 million shares at per share price:	$10.00	0.80	9.20
Total Minimum:	$1,000.00	$80.00	$920.00
Total Maximum:	$50,000,000	$4,000,000	$46,000,000

(1)	In the event that we engage the services of one or more FINRA registered broker/dealers or selling agents, we except to pay such parties commissions of up to 8% of the gross proceeds received from investors who purchase Shares through such broker/dealers or selling agents.
(2)	Does not include expenses of the Offering, including but not limited to fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, escrow fees, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be approximately $500,000 up to $5,000,000 if we complete the Maximum Offering Amount.

THE COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

EACH STATE HAS SEPARATE FILING REQUIREMENTS FOR TIER 1 REGULATION A+ FILINGS. FOR EXAMPLE, FLORIDA ACCEPTS THE UNIFORM APPLICATION TO REGISTER SECURITIES (FORM U1) AND ALLOWS FOR ELECTRONIC SIGNATURE OF FORMS.

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS ;RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS: (1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 23, 2001.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”). THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in the Form 1-A and the Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of the Form 1-A and the Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of its Board of Directors and in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon occurrence of the Minimum Offering Amount and acceptance of subscriptions for the Securities by the Company.

This Offering is inherently risky. See “Risk Factors” on page 15.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is February 12, 2020.

The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of MjLink.com Inc and its direct and indirect subsidiaries are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, except for references to “capital stock,” “common stock,” “shares,” “preferred stock” or “stockholders,” which applies only to MjLink, as used in this Offering Circular, the terms “Company,” “we,” “our” or “us” or words of like import mean MjLink and includes its divisions, MjMicro, MjInvest, HempTalk, and Weedlife.

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic or other assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in the Form 1-A, the Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in the Form 1-A, the Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions we have made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results and involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions, including the risk factors beginning at page as contained herein. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement we make in this Form 1-A, Offering Circular, or any documents incorporated by reference herein speaks only as of the date of the Form 1-A, Offering Circular, or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, acquisitions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward looking statements that we or persons acting on our behalf may issue.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These risks include, but are not limited to, the following risks and/or business factors that may cause material risks:

●	Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

●	Enforcement of existing federal or state regulations concerning the cannabis industry or adoption of new regulations that could have a material adverse effect on our business.

●	Cannabis remains illegal under Federal Law.

●	Our ability to effectively execute our business plan and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

●	If our technology becomes obsolete, our ability generate revenue from it will be negatively impacted.

●	Our ability to manage our expansion, growth and operating expenses.

●	If we lose key management, our business may materially suffer.

●	Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

●	We will need substantial additional funding to continue our operations, which may result in dilution to our stockholders and materially affect our ability to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

●	An investment in our shares is highly speculative.

●	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings.

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●	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving Cannabis industry.

●	Our ability to deal with more stringent federal regulations on recreational and/or medical use of Cannabis, which could directly and indirectly materially and adversely affect our business.

●	Our ability to develop, maintain and enhance a strong brand.

OFFERING CIRCULAR

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such that are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date and will be updated by Amendment

As used in this Offering Circular, unless specifically noted, all references to “MjLink,” “capital stock,” “common stock”, “shares,” “preferred stock” or “stockholders,” applies only to MjLink as used in this Offering Circular; the terms “Company,” “MjLink,” “we,” “our”, “us” or words of like import mean MjLink and its direct and indirect subsidiaries, as well as MjLink’s divisions that consist of MjMicro, MjInvest, HempTalk, and Weedlife. Regulation A is sometimes referred to herein as “Reg A” or “Reg A+”

All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31st.

As at the date of this Offering Circular, we have authorized for issuance up to 100,000,000 shares of Capital Stock, all shares of which are designated as Common Stock (“Common Stock” with 0 (zero) shares of Preferred Stock), and an aggregate of 8,849,415 shares of Common Stock have been issued and outstanding.

OUR BUSINESS

Business Overview

From January 2013 to our incorporation in Delaware on September 20, 2018, we operated as the cannabis division of the SEC reporting publicly traded company, Social Life Network, Inc, a Nevada corporation (hereafter referred to as “Social Life” or the “Parent”). We now operate as Social Life’s cannabis division through Social Life’s wholly owned subsidiary, MjLink. Social Life is publicly quoted under the symbol “WDLF” on the OTCQB.

Cannabis and Hemp companies face ongoing difficulties around the world with marketing and advertising their products and brands to consumers, both with online and through traditional advertising. The global consumer base for these companies and brands have been growing at an exponential rate, as more and more states, provinces and countries legalize the use of cannabis and hemp products, either medically or recreationally.

In the United States, according to BDS Analytics, the consumer base has grown to more than 70 Million people who have purchased legal cannabis since Colorado passed the legalization of recreational marijuana on November 6, 2012. We launched MjLink in January of 2013 as a direct response of online advertising and marketing restrictions placed by Google, Facebook and other social media networks that year.

We are a leading social networking platform and event company that has in part helped expedite the growth of the cannabis industry worldwide. We are one of the largest social and digital media cannabis/hemp related platforms for connecting professionals to businesses, and marketing products to consumers.

Business

Our technology platform consists of four separate and unique private social networks powered by AI and Blockchain technology, with a total of 21 sites and apps in the entire MjLink network. In total, the MjLink network provides the cannabis industry with a singular platform for social networking, product and dispensary search, digital content distribution, advertising, video conferencing and virtual investment conferences, mobile app and website building tools, learning management, and online event solutions. We support user groups that make up the cannabis industry worldwide, attracting an average of more than 4 million visits each month throughout our combined sites and apps, from an average of more than 120 countries worldwide.

Our goal is to become the highest regarded technology and event company in the cannabis and hemp industry worldwide. Due to our unique positioning after 7 years of operations, and having developed four separate and unique social networks that are used in more than 120 countries, we believe that there are considerable monetization opportunities by executing our business plan in which traditional trade shows and conferences are complimented 365 days a year by our niche social networks and business application tools.

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We do not cultivate, dispense or sell hemp, cannabis or any derivatives of the cannabis plant, such as infused products.

We currently generate revenues through five primary sources:

1.	Online advertising throughout all four of our social networks and the 21 websites and mobile apps that we operate;
2.	Monthly digital subscriptions, providing business professionals with digital services that boost their marketing and online influence;
3.	Annual subscription, providing investor platform for C-level execs to conduct live and pre-recorded investment pitches and roadshows;
4.	Attendance and sponsorships to participate at our MjMicro Investor Conferences that we produce one to three times per year; and
5.

Monthly MjMicro Virtual Online Conferences, produced one to three times per month, where companies pay us an annual fee for allowing executives to present their companies to our online investor audience.

Cannabis and Hemp Industry Social Networks and Event Platform

Our technology platform consists of four separate and unique private social networks depicted below that is powered by AI and Blockchain technology, with a total of 21 sites and apps in the entire MjLink network. In total, the MjLink network provides the cannabis industry with a singular platform for:

●	Social Networking powered by AI social matching and blockchain technology

●	Product and Dispensary Search

●	Digital Content Distribution

●	Video and HTML5 interactive AI powered advertising

●	Live Video Conferencing and Virtual Conferences

●	Mobile App and Website Building Tools

●	Learning Management System

●	Digital Event SaaS

●	5G-compliant Big Data

●	5G-compliant simulcasting of events and social networking

●	5G-compliant Internet of things (for seed to sale tracking applications)

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We support user groups that make up the cannabis industry worldwide, attracting an average of more than 4 million visits each month throughout our combined sites and apps of more than 120 countries worldwide.

1. MjLink.com Social Network

MjLink.com is a B2B social network that operates similar to LinkedIn, connecting industry operators and entrepreneurs together online and through regional and national cannabis events; however, MjLink operates with important distinguishing characteristics by providing cannabis and hemp related business professionals with a better networking platform than LinkedIn, that is:

●	free of spammers

●	free of white noise

●	specifically designed for the type of Cannabis or Hemp business and according to how each business operates

2. Weedlife.com Social Network

WeedLife.com is a C2C social network that functions much like Facebook and MeetUps for cannabis enthusiasts. Launched in January 2013, it is now one of the largest cannabis-only social networks worldwide used by people in more than 120 countries. WeedLife is used primarily by consumers and caregivers online, as well as bud tenders and dispensaries that connect with their customers.

3. HempTalk.com Social Network

HempTalk.com is a social marketplace for industrial hemp and CBD companies, consumers and industry experts. HempTalk is designed for distributing information and education materials about the emerging hemp industry. HempTalk.com allows for CBD and hemp companies to use ecommerce and affiliate marketing to reach and service more online customers.

4. MjInvest.com Social Network

MjInvest.com is a private investor network for the cannabis industry. The investor network is complimented by our New York and Los Angeles based MjMicro Conferences. MjInvest provides public and private C-level executives the ability to connect and pitch their companies online to existing and potential shareholders, analysts, family offices, venture funds and accredited investors.

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MjMicro Conference, produced by the MjInvest Social Network

The MjMicro Conference is an invitational forum that unites publicly traded and private cannabis companies led by seasoned executives with next level, high net worth investors. C-level executives from presenting firms have the opportunity to meet one-on-one with next-level private and institutional investors, with a focus on discussing structured investments that will provide opportunities for business expansion and growth. The investment conference draws in speakers from the top investment firms and accredited investors, looking to connect with top C-level executives in the cannabis and hemp industry. We then provide those same investors and C-level executives the ability to virtually connect and present year-round, through our MjInvest.com investor network and through monthly virtual conferences that take place one to three times monthly.

More websites and apps in our network

The MjLink network of websites and apps are built into our four social networks described above with a total of 21 individual domains and applications. Through these sites and apps, consumers and businesses have access to:

●	International News distribution,

●	71 streaming cannabis video channels with 2,850 different online programs,

●	1,400 dispensary and care giver location mapping and product tracking integrations,

●	150 different API integration set of routines, protocols, and tools for connecting to industry software applications,

●	1,700 public and private company C-level executives that actively raise capital and pitch to investors,

●	A Free cannabis website builder and mobile app developer tools for companies to extend their marketing, and

●	15,000+ cannabis businesses that socially distribute their blogs and digital media content throughout our networks.

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A.I. and Blockchain Technology

We connect the millions of international cannabis and hemp consumers, business professionals, companies and brands every year that make up the growing industry. We use state-of-art A.I. and Blockchain technology in our networks that allows our platforms to learn the online social behavior of the users, to better connect people together with brands, advertising and one another. The end result is strong user retention, longer session times, and greater advertising opportunities for the professionals and brands in the cannabis and hemp industries.

Our Cannabis and Hemp Event Platforms

We are changing the way industry events continue on, post their live event day(s), by integrating them into our social networking platforms the rest of the year. Think of LinkedIn, producing career fairs and industry trade shows around the country, to further enhance usefulness of the LinkedIn platform. We do this by leveraging the user-ship from our cannabis and hemp industry social networks, and then connect those users with local, regional and national events to conduct business both in person, and online with our four unique social networks, WeedLife.com, MjLink.com, HempTalk.com and MjInvest.com.

We launched the first of our social network “powered” conferences in 2019, the MjMicro Investor Conference, and plan to launch three new event platforms over the next 18 months, encompassing the investment community, b2b trade shows for brands and retailers, consumer enthusiast events, and large-scale consumer festivals.

We intend to develop and drive our revenue growth through the MjMicro Physical Conferences and the MjMicro Virtual Conference that are held on our MjInvest.com investor network. This will be done by dedicating capital raised through this offering and by devoting additional corporate resources necessary, to the production of more frequent online events and increasingly larger physical events that will be held in emerging growth markets for both cannabis and hemp. Our goal with this strategic approach is to enhance our financial performance, while increasing both profit and gross margins. As legalization of cannabis for both medical and recreational markets continue to develop nationally and internationally, we believe that our strategic shift to providing larger investor events in developing markets, as well as more frequent online events will position us as the leader in virtual and physical investor events in the industry worldwide.

As a proof of model, we held our first MjMicro Virtual Conference on January 29th, 2020, with an average online attendance per company of 91 investors watching each of the presenters live. This was more than 400% the average audience size for presenters that pitch at the MjMicro physical conferences that we held in NYC and Beverly Hills in 2019. Over the following 7 days post the live virtual conference event, an average of 150 additional online investors watch the recordings of each presenting company, overwhelming proof that our online investor audience using the MjInvest.com investor platform (the same audience that is invited to the MjMicro physical conferences) find great value and convenience in getting access to companies, their C-level execs and the investment opportunities, online.

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Revenue is generally impacted by the number of events, size of attendance, volume of sponsorship and attendee sales, admission prices, and access fees to MjInvest.com. Event costs are included in direct operating expenses and are typically substantial in relation to revenues. Since the fees and costs are typically within a range for these events, significant increases or decreases in event revenue will generally result in comparable changes to operating income.

We utilize a sales force that creates and maintains relationships with sponsors through a combination of strategic, international, national and local opportunities that allow businesses to reach customers through the MjMicro Events, including advertising on our websites, co-sponsorship arrangements and commercial vendor booths at MjMicro. MjMicro drives increased advertising scale to further monetize the MjInvest platform through branded media content, corporate sponsorship and allowing those seeking investments to find investors. We work with our clients to help create marketing programs that drive their business goals and connect investors directly with MjInvest’s audience. We also work with other commercial businesses operating within the cannabis industry by providing vendors with tables and trade booths to help drive awareness of the vendor’s business by connecting with MjMicro’s vast international investor base.

Contingent upon adequate financing, MjMicro plans to conduct one to three virtual events per month, that are complemented by one to three physical events per year.

The Cannabis Industry and Market Opportunity

We believe that we have strong economic prospects due to the following industry dynamics and our competitive advantages:

●	Expanding Legalization of Cannabis: The growing and dispensing of cannabis for medical use is now legal in 34 states and the District of Columbia that allow their citizens to use medical cannabis. Additionally, Alaska, California, Colorado, Illinois, Oregon, Maine, Massachusetts, Michigan, Nevada, Vermont, Washington, and Washington DC have legalized cannabis for adult use at the state (or district) level. Despite a conservative political environment in Washington D.C., support for marijuana legalization appears to be rapidly outpacing opposition. According to 2019 Gallup Poll, public support for the legalization of marijuana in the United States has soared from approximately 16% in 1974 to approximately 66% in 2019, unchanged from 2018.

●	Market Size: Our market is intentionally broad and includes consumer brands, online marketers, emerging growth private and public cannabis companies, business professionals and virtually any other person or organization that seeks to attract, engage, and communicate with prospects, customers, consumers, fans, followers, patients, friends, and subscribers, among others, online, utilizing automated, interactive technology. Our target market is the rapidly growing global Cannabis and Hemp industries. According to the Substance Abuse and Mental Health Services Administration, approximately 24 million Americans use marijuana monthly or more frequently and another 10 million use marijuana on a less frequent basis, which equates this to a $16 billion industry in 2019, and a projected $66 billion by 2025.

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●	Market Leader: Despite a number of competitors that have entered the cannabis market space, like MjBizCon, Benzinga and Cannabis Cup, and while a number of competitors that have sat on the sidelines waiting for Federal approval, like LinkedIn and Facebook, we believe that our brands still maintain their position as the one of the premier aggregator of content, networking and investing in cannabis related businesses.

●	Competition: Our business is highly competitive, and competition presents an ongoing threat to the success of our business. We face competition in the social networking sector for the hemp and cannabis community. For instance, our WeedLife.com social network competes with at least one of the other social networks in the cannabis space, Massroots.com, which has 1 million members. Collectively with our licensees, we compete on a larger scale with Facebook, LinkedIn, eBay, and other social networks and E-Commerce sites for users’ engagement, all of which have substantially more financial and operational resources, and a significantly larger user-base than we do.

Our competitive disadvantages are that we do not have the operational and financial resources that our competitors have, which results in our having fewer resources to market our social network brands, advertise our digital services, acquire new users on our social networks, and sell our advertising and digital services to business customers, as compared to our competitors.

Contingent upon proceeds from this Offering, we plan to overcome these disadvantages by:

●	growing organically by increasing the breadth and depth of its service and offerings
●	expanding our suite of value-added services
●	driving scale enhancements and complementing organic growth by pursuing attractive merger and acquisition opportunities
●	delivering value creation by leveraging our brand while achieving increased geographic reach and providing enhanced product/service offerings

●	Marketing: We utilize our own proprietary interactive video platform as the foundation of our ongoing marketing initiatives. Our initiatives include daily, broad-based social media engagement by a dedicated team of full-time employees and outside consultants, management of our website, email campaigns, as well as our CEO’s guest appearance at tradeshows and investor conferences, among other ongoing initiatives designed to increase awareness of our products and services and drive conversion and adoption rates.

Our marketing consists of:

●	Trade Shows & Conferences
●	Print Advertising
●	Public Relations and IR
●	Digital Advertising
●	Social Media
●	Online Influencers

Growth Strategy

Marijuana Business Factbook estimates the legal-marijuana industry’s economic impact in the US was between $20 billion and $23 billion in 2017 with estimates that the economic impact could reach as high as $77 billion by 2022. Investors poured more than $10 billion into the North American marijuana industry in 2018 according to the Associated Press, twice the total amount invested in the previous three years. Polled experts by the Associated Press project that number will rise to about $16 billion in 2019, so the need for better events that provide introduction to capital, acquisition and consolidation opportunities, branding of industry retailers, educating consumers, and entertainment festivals, has never been in greater demand.

By leveraging our network audience to drive event attendance and new revenue models, we will launch 4 event platforms in the next 18 months, encompassing the investment community, B2B trade shows for brands and retailers, consumer enthusiast events, and large-scale consumer festivals.

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Key Technology Metrics

Launched in 2013, MjLink is one of the oldest and largest technology platform for the cannabis and hemp industry globally, with the largest technology tool-set ever built into one single platform; that includes a social networking platform, API connectivity to other platforms and industry software, artificial intelligence (AI) and blockchain powered data science (AI Big Data), free and premium marketing applications for business users (a website builder and mobile app builder platform for business users), AI driven user profiling for better connection recommendations, blockchain powered search algorithm that indexes ever cannabis and hemp website in the world, AI driven privacy and monitoring system for user safety, and an e-commerce marketplace for legal hemp retail businesses to sell and manage inventory online.

Company Divisions and Growth Focus

1.	Expanding our Digital Footprint: We have 1.74 million user members, of which 475 thousand are active each month. We define “active” as a user member that log in and use any one of our networks or applications, more than three times per month. Combined with our active monthly user members, we attract users that do not log in to our platform and instead read and research news and information available to the public, throughout our networks and applications. These non-user members combined with our active user members described above, make up more than 4 million monthly user sessions to our social networks and apps. Our user traffic growth detailed below has organically grown over the past 7 years, via word of mouth and social sharing. Contingent upon adequate financing from this offering, we plan to market and advertise our social networks and applications nationally and internationally in order to supercharge our user growth and the inevitable customer growth our digital subscription services as well as the digital advertising services that are offered throughout our platform.

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2.	Increasing the Number of Events: Our plan is to aggressively expand the number of events with:

The MjMicro Conference is an Investor Conference launched in June 2019 to address the rapidly growing need for matching private and public companies in the cannabis industry with investors, private equity groups and investment banks. There will be at least 2 events scheduled per year around North America to make sure we are geographically accessible. We will conduct 10-14 virtual online MjMicro Conferences per year to reach investors who cannot attend our physical events. Our first two MjMicro Conferences in June 2019 and October 2019 were successful as they not only attracted top public and private presenting cannabis companies internationally, but also attracted large investment banks, family offices, and high net worth investors currently servicing the industry.

The MjLink Trade Show is an industry Brand-Retailer trade show for regional businesses to increase awareness of their products and brands to other local retailers. We will produce at least 2 events per year that are slated to launch in late 2020 to provide better face-to-face exposure for our 10K+ businesses on MjLink.com.

The HempTalk Expo is a consumer enthusiast event that is one-of-a-kind in the industry, bringing together home growers and smaller suppliers that otherwise find it financially difficult to participate in larger regional events. There will be at least 2 events scheduled per year that we will launch in August of 2020, enabling merchants to connect face-to-face with their customers and distributors from our e-commerce platform accessible through HempTalk.com.

WeedLife Live is a large consumer festival that provides the mainstream consumer, industry associations, activists and entertainers a venue to celebrate the rapidly growing cannabis/hemp industries. There will be 1 event scheduled per year to be launched on April 20th of 2021.

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3.	New Business Opportunities: Contingent upon adequate financing from this offering we plan to identify and acquire best-in-breed technology companies that service the industry worldwide. Our technology platform was built from day-1 with this intent in mind, ready for easy and fast integration of other technology platforms into ours. Over the past 7 years, we have successfully tested and integrated our platform with other tech companies programming, to include PHP, JAVA, Python, ColdFusion, ASP.NET, JavaScript, C++, HTML, CSS, SQL, Ruby and Google Go. With this technology edge, we will actively look to “role-up” the best, available technology companies in the industry in effort to make MjLink the “Google” of the cannabis and hemp industry worldwide.

Planned Future Growth from the REG A+ Offering

As the legalization of cannabis and hemp markets continue to develop globally, we believe that a strategic shift to focusing on larger developed industry segments like the emerging CBD industry, the international investment community, and the networking of small business professionals, will present us with attractive growth and opportunities. Furthermore, we have identified the opportunity to use our social networks in each of these industry segments to drive attendance to the conferences and trade shows that we are launching. This will create a synergistic relationship between these events that are held throughout the year, and our social networks that connect the attendees the rest of the year. We believe that growing this part of our business will result in longer usage and increased user acquisition of our social networks (from existing and potential members), resulting in greater long-term revenue potential.

Fully-Diluted MjLink Common Stock

The following table sets forth the number of shares of our Common Stock to be owned by (a) the current holders of our Common Stock, (b) the holder of our warrants, (c) holder of Social Life convertible notes, assuming such note was fully converted into Common Stock, and (e) investors in this Regulation A+ Offering, based on the sale of 10% (the Minimum Offering), 25%, 50%, 75% or 100% of the 8,000,000 shares of our Common Stock being offered by us in this Regulation A+ offering:

Number of Common Stock Shares Sold	10%	25%	50%	75%	100%
Existing holders of Common Shares	8,849,415	8,849,415	8,849,415	8,849,415	8,849,415
Holder of Convertible Notes (1)	22,403,269	22,403,269	22,403,269	22,403,269	22,403,269
Investors in the Reg A+ Offering (2)	800,000	2,000,000	4,000,000	6,000,000	8,000,000
Holders Warrants (3)	454,743	454,743	454,743	454,743	454,743
Total	32,507,427	33,707,427	35,707,427	37,707,427	39,707,427

(1)	Includes shares of our Common Stock issuable upon full conversion of approximately $627,000 convertible note plus approximately $64,000 of accrued interest held by Social Life, our parent company. The conversion price is set from 35% to 39% discount to the lowest trading prices of Social Life common stock during the previous up to 20 trading days to the date of a Conversion Notice. The Company determined that because the conversion price is variable and unknown, we could not determine if we had enough authorized shares to fulfill the conversion obligation. As a result, for our convertible debt holders, we have approximately 25 million common shares in reserve for conversion. Our obligation is determined at $1.63, or 65% of the per share offering price in this Regulation A+ offering of $2.50.

(2)	Consists of purchasers of our Common Stock in this Reg A+ Offering based on the following: if we reach $5,000,000 raised, we will offer an additional 2,000,000 Shares at $5.00 per share, to raise an additional $10,000,000. If we reach $10,000,000 raised, we will offer an additional 2,000,000 Shares at $7.50 per share, to raise an additional $15,000,000. If we reach $15,000,000 raised, we will offer an additional 2,000,000 Shares at $10.00 per share, to raise an additional $20,000,000 to complete the Offering.

(3)	Includes shares of our Common Stock issuable upon full conversion of the 9,094,853 common share warrants held by Social Life Network at $1.40, or 56% of the per share offering price in this Regulation A+ offering of $2.50.

If we complete this Reg A+ Offering, our fully-diluted Common Stock, included exercise of all outstanding stock options, would be between a minimum of 32,507,427 and a maximum of 39,707,427 shares of Common Stock.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by a company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPLETE THE SALE OF AT LEAST $5,000,000 OF OUR COMMON STOCK, WHICH IS THE MINIMUM OFFERING AMOUNT IN THIS REG A+ OFFERING, OR THAT WE WILL BE ABLE RECEIVE ANY SIGNIFICANT NET PROCEEDS FOR OUR OPERATIONS AND EXPANSION PLANS.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this Offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, we may delay the adoption of certain accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

REGULATION A+

We are offering our Common Stock pursuant to rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $50 million in a 12-month period. In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular forms a part

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THE OFFERING

Issuer:	MjLink.com Inc

Shares Offered by MjLink:	A minimum of 400 and maximum of 8,000,000 common shares of MjLink Voting Common Stock, $0.02 par value per share (“Common Stock”), at an offering price of $2.50 per share for total maximum gross proceeds of $5,000,000, $5.00 per share for total maximum gross proceeds of $10,000,000, $7.50 a share for a maximum gross proceeds of $15,000,000, and $10.00 per share for a maximum gross proceeds of $20,000,000.

Number of shares of Common Stock To be Outstanding after the Offering – Fully Diluted:	A minimum of 32,507,427 and a maximum of 39,707,427 shares of Common Stock.

Price per Share:	$2.50

Minimum Purchase Price:	$1,000.00

Proposed Listing:	We intend to apply to have our shares of Common Stock approved for listing on Nasdaq or NYSE American under the symbol “MJLK.” However, in order to meet the minimum initial listing requirements to list our Common Stock on Nasdaq, we will need to receive a minimum of $4,300,000 of net proceeds from this Offering. In the event that our application to list our Common Stock on Nasdaq or NYSE American is not approved, the Company may seek to have its Common Stock quoted on the OTCQX or the OTCQB operated by OTC Markets Inc. (the “OTC”).

There can be no assurance that our Common Stock sold in this Offering will be approved for listing on Nasdaq or NYSE American or quoted on the OTCQX, OTCQB, or other recognized quotation medium or securities exchange. See “Risk Factors” on page 15 of this Offering Circular.

Use of Proceeds:	If we sell all of the 8,000,000 Offered Shares of Common Stock being offered in this Offering, we will achieve gross proceeds of $50,000,000. Assuming up to $4,000,000 of maximum selling agent’s fees, and additional estimated marketing and other Offering expenses of between $2,000,000 and $3,000,000, estimated net proceeds to us will be approximately $43,000,000.

We intend to use these net proceeds to fund our expansion of the MjMicro Conference, the MjInvest.com Network, the HempTalk.com Network, the MjLink.com, WeedLife.com Network, and the launch of three new trade shows for HempTalk, MjLink and WeedLife. Additionally, we plan to increase the size of our marketing and sales departments, and increase our holdings through the acquisitions of other technology companies and trade show operators in the cannabis and hemp industry, as described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

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RISK FACTORS

The Shares offered hereby are highly speculative, and prospective purchasers should be aware that an investment in the Common Stock involves a high degree of risk. The SEC requires us to identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all public companies are subject to and all companies in the economy are exposed to. These risks pertain to economic downturns, political and economic events and technological developments. Additionally, early stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks in your investment decision. Prospective purchasers should carefully consider the following risk factors in addition to the other information in this Offering Circular.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations.

Risks Relating to Our Business

Our financial statements for the 9-month period ended September 30, 2019 were prepared assuming we will continue as a going concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming we will continue as a going concern. For the nine-month period ended September 30, 2019, and the year ended December 31, 2018, we incurred a net loss of $280,560 and $0, respectively, and as of September 30, 2018, we had a stockholder’s deficit of $280,960. Continuing as a going concern is dependent upon our ability to obtain the necessary financing to meet obligations and pay our liabilities arising from normal business operations when they come due and ultimately upon our ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern.

As of September 30, 2019, we had a significant negative stockholder’s equity and if we fail to raise sufficient funds from this Offering we will be unable to meet Nasdaq listing requirements.

Our consolidated balance sheet as of September 30, 2019 reflects a negative stockholders’ deficit of approximately $280,960. In order to meet the Nasdaq initial listing requirement of a $4,000,000 tangible net worth, we would need to raise a minimum of approximately $4,300,000 of combined net proceeds in this Offering. To the extent that we continue to incur losses, such combined net cash proceeds that will be required to meet the Nasdaq initial listing requirement will further increase. There can be no assurance that such minimum stockholders’ equity will be achieved, or our Common Stock will meet the initial Nasdaq listing requirements or that the shares of common stock.

Customer complaints and negative publicity regarding our products and services may hurt our business and reputation.

We may receive complaints or claims from threatened legal action or lawsuits from dissatisfied customers regarding the quality of media content distributed through our brand, networking events, promotions, and MjInvest. These claims may not be covered by our insurance policies. Any resulting negative publicity and/or litigation could be costly for us, divert management attention, result in increased costs of doing business, or otherwise have a material adverse effect on our business and results of operations.

Litigation may adversely affect our business, financial condition, and results of operations

From time to time in the normal course of its business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our s operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may be unavailable at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of the insurance coverage for any claims could have a material adverse effect on our business, results of operations, and financial condition.

If our technology becomes obsolete, our ability to license our Platform and generate revenues from it will be negatively impacted.

If our technology becomes obsolete, our results of operations will be adversely affected. The market in which we compete is characterized by rapid technological change, evolving industry standards, new products/services introductions, and changes in customer demands, that can render existing products/services obsolete and unmarketable. Our platform will require continuous upgrading, or our technology will become obsolete, and our business operations will be curtailed or terminate.

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If we fail to develop or acquire technologies that adequately serve changing consumer behaviors and support our evolving business needs, our business, financial condition and prospects may be adversely affected.

In order to respond to changing consumer behaviors, we need to invest in new technologies and platforms to deliver content and provide products and services where consumers demand it. If we fail to develop or acquire the necessary consumer-facing technologies or if the technologies we develop or acquire are not received favorably by consumers, our business, financial condition and prospects may be adversely affected. In addition, as our business evolves and we develop new revenue streams, we must develop or invest in new technology and infrastructure that satisfy the needs of the changing business; if we fail to do so, our business, financial condition and prospects may suffer. Further, if we fail to update our current technology and infrastructure to minimize the potential for business disruption, our business, financial condition and prospects may be adversely affected.

New social network, online marketplace or application platform features or changes to existing features could fail to attract new users, retain existing users or generate revenue.

Our business strategy is dependent on our ability to attract new users and retain existing ones any of the following factors may cause decreased use of our properties:

●	Emergence of competing websites and applications;

●	Inability to convince potential users to join our networks;

●	Technical issues related to mobile and desk top compatibility; and

●	Rise in safety or privacy concerns.

Should any of the above factors or a combination of such factors have a material effect on our business, our revenues and results of operations will be negatively affected.

Our future success will depend on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

We are highly dependent on our management team consisting of Kenneth Tapp, our Chief Executive Officer/Chief Technology Officer, and Mark DiSiena, our Chief Financial Officer. Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may be unable to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some of our customers and potential customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could have a material adverse effect on our business, results of operations, and financial condition.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as its business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may be unable to effectively manage or grow our business, which could have a material adverse effect on our business, results of operations, and financial condition and as a result, the value of your investment could be significantly reduced or completely lost.

Should we lose our advertising or digital subscription or digital marketing or events revenues during any given period that have historically represented the majority of our revenues, our financial condition will be negatively affected.

We have generated a majority of our revenue for the first nine months ended 2019 from digital marketing, microcap events, and digital subscription services of MjInvest.com. The loss of the majority of our revenues in future periods in any of these revenue categories will negatively and materially affect our results of operations.

We may incur uninsured losses and insurance may be difficult to obtain or maintain.

Although we plan to maintain casualty, liability and property insurance coverage and related insurance, we may incur uninsured liabilities and losses as a result of the conduct of our current and future business operations. Uninsured losses in any significant amount could have a material adverse effect on our business, results of operations, and financial condition

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Moreover, because of our involvement in the cannabis industry, insurance policies that are otherwise readily available to business owners, such as workers’ compensation, general liability, and directors’ and officers’ insurance, may be more difficult for us to find, more expensive for us to obtain, or not at all available. Accordingly, there is a risk that we may be unable to find and maintain such insurance policies, or that the cost of these policies will be unaffordable. If may be unable to obtain or maintain such insurance policies on desirable terms, or at all, our ability to conduct business may be inhibited and it may be exposed to additional risks and financial liabilities.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. As of the date of this annual report, our executive officers and directors and their respective affiliates beneficially own approximately 56.9% of our outstanding voting stock, including our Chief Executive Officer who owns 33.8% of our voting securities. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our certificate of incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We face intense competition since many of our competitors have greater resources than we do.

We face significant competition with respect to our Cannabis/Hemp Social Networks, including WeedMaps.com, Leafly.com, Akerna, which offer a variety of online advertising and e-commerce offerings. Cannabis information, networking, state specific legal cannabis businesses, and are intensely competitive. As such, we expect competition to intensify further in the future and we will be subject to competition for advertisers, well-established commercial cannabis information providers, media companies. Many of our competitors, including the competitors stated above, have greater capital resources, facilities and diversity of services and product lines, which will enable them to compete more effectively in this market. Competition may increase as a result of consolidation within the industry. We may be unable to differentiate our products and services from those of our competitors, or successfully develop and introduce new products and services that are less costly than, or superior to, those of our competitors, which could have a material adverse effect on our business, results of operations and financial condition.

We face significant competition across the media landscape, including from event productions, digital publishers, social media platforms, search platforms, digital and advertising/marketing services, which we expect will continue, and as a result we may be unable to maintain or improve our operating results.

We compete with other event planners for market share and for the time and attention of consumers. The proliferation of choices available to consumers for information and business connections has resulted in audience fragmentation and has negatively affected overall consumer demand for visiting events. We also compete with digital publishers and other forms of media, including social media platforms, search platforms, portals and digital marketing services. The competition we face has intensified as a result of the growing popularity of mobile devices, such as smartphones and social-media platforms, and the shift in consumer preference from print media to digital media for the delivery and consumption of content, including video content. websites or use our digital applications directly. Given the ever-growing and rapidly changing number of digital media options available on the Internet, we may be unable to increase our online traffic sufficiently and retain or grow a base of frequent visitors to our websites and applications on mobile devices. In addition, the ever-growing and rapidly changing number of digital media options available on the Internet may lead to technologies and alternatives that we are unable to offer.

The proliferation of new platforms available to advertisers may affect both the amount of advertising that we are able to sell as well as the rates advertisers are willing to pay. Our ability to compete successfully for advertising also depends on our ability to drive scale, engage digital audiences and prove the value of our advertising and the effectiveness of our digital platforms, including the value of advertising adjacent to high quality content, and on our ability to use our brands to continue to offer advertisers unique, and multi-platform advertising programs. If we are unable to demonstrate to advertisers the continuing value of our digital platforms or offer advertisers unique advertising programs tied to our brands, business, financial condition and results of operations may be adversely affected.

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Consolidation of our competitors in the markets in which we operate could place us at a competitive disadvantage and reduce our potential profitability.

We operate in an industry which is highly fragmented due to the regulatory environment. However, there may be a trend or competitive advantage among our competitors to consolidate or acquire value-added assets or scale operations through brand recognition. Consolidation of our competitors may jeopardize the strength of our competitive position in one or more of the markets in which we operate and any operational advantages or assets that we own. Losing some of those advantages or assets could have a material adverse effect on our business, results of operations, and financial condition.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur at least $50,000 of additional costs associated with operating as a public company, funds that would otherwise be spent for our business operations. We will require substantial additional funding to continue to pursue our business and fulfill our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity investments by founders and other investors, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may be unavailable when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, there will be dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

We must successfully maintain and/or upgrade our information technology systems.

We rely on various information technology systems, including our newly licensed NetSuite enterprise resource planning (ERP) system, that was implemented at the end of first quarter of Fiscal 2019 to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing these systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating new systems into our current systems.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

Security breaches and other disruptions could compromise the information that we maintain and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we may collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers and business partners, and personally identifiable information of our customers, in our data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to our business strategy, information technology and infrastructure and we may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our network, services and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, and disruption to our operations and the services it provides to customers. This often times results in a loss of confidence in our products and services, which could adversely affect our ability to earn revenues and competitive position and could have a material adverse effect on our business, results of operations, and financial condition.

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The products and services that we develop will result in increased costs.

We expect that our development costs to increase in future periods as we expand into new areas, and such increased costs could negatively affect our future operating results. We expect to continue to expend substantial financial and other resources on our current business operations and the creation of organized live-event experiences and digital marketing and advertising initiatives. Furthermore, we intend to invest in marketing, licensing and product development programs, as well as associated sales and marketing programs, and general administration. These investments may not result in increased revenue or growth in the business. Our failure to materially increase our revenues could have a material adverse effect on our business, results of operations, and financial condition.

Our inability to effectively control costs and still maintain our business relationships, could have a material adverse effect on our business, results of operations, and financial condition.

It is critical that we appropriately align our cost structure with prevailing market conditions to minimize the effect of economic downturns our its operations and, in particular, to build and maintain our user relationships. Our inability to align our cost structure in response to economic downturns on a timely basis could have a material adverse effect on our business, results of operations, and financial condition. Conversely, adjusting the cost structure to fit economic downturn conditions may have negative effects during an economic upturn or periods of increasing demand for services/products. If we too aggressively reduce our costs, we may not have sufficient resources to capture opportunities for expansion and growth and meet customer demand. Our inability to effectively manage resources and capacity to capitalize on periods of economic upturn could have a material adverse effect on our business, results of operations, and financial condition.

If we are unable to accurately predict and respond to market developments or demands, its business, results of operations and financial condition will be adversely affected.

The cannabis industry is characterized by rapidly evolving technology, government regulations and methodologies, which makes it difficult to predict demand and market acceptance for our services/products. In order to succeed, we need to adapt the products we offer in order to keep up with technological developments and changes in consumer needs. We cannot guarantee that we will succeed in enhancing our services/products or developing or acquiring new services/products or features that adequately address changing technologies, user requirements and market preferences. We also cannot assure you that the products and services we offer will be accepted by end users. If the products and services that we offer are not accepted by customers, they will no longer purchase them, which could have a material adverse effect on our business, results of operations, and financial condition. Changes in technologies, industry standards, the regulatory environment and customer requirements, and new product introductions by existing or future competitors, could render our existing services/products obsolete and unmarketable, or require us to enhance current products/services or develop new products and services. This may require us to expend significant amounts of money, time, and other resources to meet these demands, which could strain its personnel and financial resources. Furthermore, many modernization projects deal with customer mission critical applications, and therefore encapsulate risk for the customer.

We may be unable to identify, purchase or integrate desirable acquisition targets, future acquisitions may be unsuccessful, and we may not realize the anticipated cost savings, revenue enhancements or other synergies from such acquisitions.

We plan to investigate and acquire strategic businesses with the potential to be accretive to earnings, increase our market penetration, brand strength and its market position or enhancement of our existing product and service offerings. There can be no assurance that we will identify or successfully complete transactions with suitable acquisition candidates in the future. Additionally, if we were to undertake a substantial acquisition, the acquisition may need to be financed in part through additional financing through public offerings or private placements of debt or equity securities or through other arrangements. There is no assurance that the necessary acquisition financing will be available to us on acceptable terms if and when required. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. We may also unknowingly inherit liabilities from acquired businesses or assets that arise after the acquisition and that are not adequately covered by indemnities. In addition, if an acquired business fails to meet our expectations, its operating results, business and financial position may suffer.

We do not have an independent board of directors (the “Board”), which could create conflicts of interest and pose a risk from a corporate governance perspective.

Our Board consists of current executive officers and consultants, which means that we do not have any outside or independent directors. The lack of independent directors:

●	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.

●	May present us from providing a check on management, which can limit management taking unnecessary risks.

●	May create potential for conflicts between management and the Board’s diligent independent decision-making process.

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●	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.

●	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because we do not have a nominating, audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent to perform these functions.

We do not have a nominating, audit or compensation committee or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions. If we fail to adopt nominating, audit or compensation committees, we will fail to comply with corporate governance requirements of Nasdaq or NYSE American and we will be unable to obtain a Nasdaq or NYSE American listing. Nasdaq and NYSE American requires that listing applicants conform to their corporate governance requirements of establishing nominating, audit and compensation committees, We may encounter difficulties attracting qualified independent directors to serve on our Board and these committees and if we fail to do so we will be unable to be approved for a Nasdaq or NYSE American listing.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an Emerging Growth Company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

●	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

●	be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “Emerging Growth Company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that an SEC Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

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We have not conducted an evaluation of the effectiveness of our internal control over financial reporting and will not be required to do so until 2020; if we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and our common stock market price may be negatively affected.

As a public company, we will be required to maintain internal control over financial reporting for the year ending December 31, 2020 and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires that we evaluate and determine the effectiveness of our internal control over financial reporting and, beginning with our annual report for the fiscal year ending December 31, 2020, provide a management report on the internal control over financial reporting, which must be attested to by its independent registered public accounting firm to the extent we decide not to avail ourselves of the exemption provided to an emerging growth company, as defined by Jobs Act. Since we have not conducted an evaluation of the effectiveness of its internal control over financial reporting, we may have undiscovered material weaknesses. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We are in the process of designing and implementing the internal control over financial reporting required to comply with this obligation, which process may be time consuming, costly, and complicated. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, we may be unable to assert that our internal control over financial reporting are effective, or if its independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting, if and when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected and/or we may become subject to regulatory actions.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results will likely be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information and materially harm our business, which would have a negative effect on our operations.

We have not yet finalized our internal controls policies and procedures over financial reporting.

We are in the process of developing and implementing more robust internal controls over financial reporting which is time consuming, costly, and complicated. If we identify material weaknesses in our internal control over financial reporting, if our management is unable to assert, when required, that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to attest, when required, to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources

We may be unable to effectively manage our growth or improve our operational, financial, and management information systems, which could have a material adverse effect on our business, results of operations, and financial condition.

In the near term and contingent upon raising adequate funds from this Offering, we intend to expand our operations significantly to foster growth. Growth may place a significant strain on our business and administrative operations, finances, management and other resources, as follows:

●	The need for continued development of financial and information management systems;

●	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and

●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage the business.

Should we fail to successfully manage growth could, our results of operations will be negatively affected.

If we fail to protect or develop our intellectual property, business, operations and financial condition could be adversely affected.

Any infringement or misappropriation of our intellectual property could damage its value and limit its ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of management time and attention. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those that we develop.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect its intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce its rights or prevent other parties from developing similar technology or designing around our intellectual property.

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Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our technical personnel, consultants and advisors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case will be unable to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could have a material adverse effect on our business, results of operations, and financial condition.

The consideration being paid to our management is not based on arms-length negotiation.

The compensation and other consideration we have paid or will be paid to our management has not been determined based on arm’s length negotiations. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

There are risks associated with the proposal expansion of our business.

Any expansion plans that we undertake to increase or expand our operations entail risks, which may negatively impact our potential profitability. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations, any of which factors could have a material adverse effect on our business, results of operations, and financial condition. We cannot assure investors that our products, services, or controls will be adequate to support anticipated growth of our operations.

We are subject to data privacy and security risks

Our business activities are subject to laws and regulations governing the collection, use, sharing, protection and retention of personal data, which continue to evolve and have implications for how such data is managed. In addition, the Federal Trade Commission (the “FTC”) continues to expand its application of general consumer protection laws to commercial data practices, including to the use of personal and profiling data from online users to deliver targeted Internet advertisements. Most states have also enacted legislation regulating data privacy and security, including laws requiring businesses to provide notice to state agencies and to individuals whose personally identifiable information has been disclosed as a result of a data breach.

Similar laws and regulations have been implemented in many of the other jurisdictions in which we operate, including the European Union. Recently, the European Union adopted the General Data Protection Regulation (“GDPR”), which is intended to provide a uniform set of rules for personal data processing throughout the European Union and to replace the existing Data Protection Directive (Directive 95/46/EC). Fully enforceable as of May 25, 2018, the GDPR expands the regulation of the collection, processing, use and security of personal data, contains stringent conditions for consent from data subjects, strengthens the rights of individuals, including the right to have personal data deleted upon request, continues to restrict the trans-border flow of such data, requires mandatory data breach reporting and notification, increases penalties for non-compliance and increases the enforcement powers of the data protection authorities. In response to such developments, industry participants in the U.S., and Europe have taken steps to increase compliance with relevant industry-level standards and practices, including the implementation of self-regulatory regimes for online behavioral advertising that impose obligations on participating companies, such as us, to give consumers a better understanding of advertisements that are customized based on their online behavior. We continue to monitor pending legislation and regulatory initiatives to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments, including any changes required in our data privacy and security compliance programs.

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We are an Emerging Growth Company and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

For as long as we continue to be an Emerging Growth Company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because it will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for its Common Stock and its stock price may be more volatile.

We will remain an Emerging Growth Company until the earliest of (i) the end of the fiscal year in which the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of June 30, (ii) the end of the fiscal year in which it has total annual gross revenue of $1 billion or more during such fiscal year, (iii) the date on which it issues more than $1 billion in non-convertible debt in a three-year period or (iv) five years from the date of this proxy statement.

Because of our new business model, we have not proven our ability to generate profit, and any investment is high risky.

We have operated as a division of Social Life since January 2013, but our operating history, including the addition of other operating divisions such as MjInvest, has existed only since September 20, 2018, which makes it difficult to evaluate an investment in our stock. We have not acquired interests of companies and our ability to acquire such interests is contingent upon raising sufficient funds from this Offering. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are unsuccessful.

Our acquisition strategy is subject to material risks.

We expect to face substantial risks, uncertainties, expenses, and difficulties because we plan to acquire interests in other companies. The type of companies which we plan to acquire may have limited operations in their respective business plan from which you can evaluate our business and prospects and that of our potential acquisitions. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our acquisition objectives.

Our business and operations and that of the businesses that we may acquire interests in may experience rapid growth; if we fail to manage our growth, our business and operating results could be negatively impacted.

Assuming we are successful in obtaining material funding from this Offering, we and the companies from which we plan to acquire interests from may experience rapid growth in our operations, which may place significant demands on our and those acquired companies’ management, operational and financial infrastructure. If the companies from which we intend to acquire interests do not manage growth, the quality of their products and/or services could materially suffer, which could negatively affect our brand and operating results and that of the companies we intend to acquire interests of. To manage this growth, we and those companies will need to continue to improve operational, financial and management controls and reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our and those companies’ ability to manage growth will be impaired causing significant additional expenditures.

Acquiring interests in other companies could result in operating difficulties, dilution and other harmful consequences.

We do not have direct experience in acquiring interests of companies. which acquisitions if completed will be material to our financial condition and results of operations and may create material risks, including:

●	need to implement or remediate controls, procedures and policies
●	diversion of management’s time and focus from operating our business to acquisition integration challenges
●	retaining employees
●	need to integrate each company’s accounting, management information, human resource and other administrative systems for effective management.

Should we be unsuccessful in the above integration aspects, the anticipated benefit of our acquiring interests in other companies may not materialize. Future acquisitions or dispositions will likely result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may be unavailable on favorable terms or at all.

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RISKS RELATED TO THE CANNABIS INDUSTRY

Our cannabis/hemp websites with respect to cannabis are dependent on state laws pertaining to the cannabis industry.

We have several websites in the cannabis/hemp area. There are 34 states and the District of Columbia that allow their citizens to use medical cannabis. Additionally, Alaska, California, Colorado, Illinois, Oregon, Maine, Massachusetts, Michigan, Nevada, Vermont, Washington, and Washington DC have legalized cannabis for adult use at the state (or district) level. Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors pertaining to lack of public or legislative support could slow or halt progress in this area. Further, progress in the cannabis industry is not assured.

Our cannabis/hemp websites are open to all Internet users, which may result in legal consequences; in such event, our results of operations will be negatively affected.

Our Terms and Conditions contained in our sites clearly state that our network and services pertaining to our cannabis/hemp related sites are only to be used by users who are over 21 years old and located where the use of cannabis/hemp is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all activity occurring on our network fits into this description. If we become subject to federal and state law enforcement, our brand name and results of operations will be negatively impacted.

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). Because of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on sale of our services.

Federal enforcement practices could change with respect to services providers to participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices or were to expend its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our services.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis, and, if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues could decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use and advertise on our platforms. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated,

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers; as a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that may be directly or indirectly engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

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We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. The inability to open or maintain bank accounts may make it difficult for us to operate and we may have difficulty processing transactions in the ordinary course of business, including paying suppliers, employees and landlords, which could have a significant negative effect on its operations and results of operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies permitted under state law, as well as recent guidance from the United States Department of Justice, banks remain weary to accept funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. An inability to open bank accounts may make it difficult for us, or some of our advertisers, to do business.

We could become subject to Section 280E of the Code

Section 280E of the Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing such businesses to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Although we do not cultivate, dispense or sell cannabis or any derivatives of the cannabis plant, and therefore does not believe that it is subject to Section 280E of the Code, there is no assurance that the Internal Revenue Services may not take a different position, which, if sustained, could materially and adversely affect our future potential profitability.

We may become subject to adverse findings by federal or state agencies.

We do not cultivate, dispense or sell cannabis or any derivatives of the cannabis plant, such as oils or edible products. Notwithstanding our efforts to ensure compliance with all applicable laws, rules and regulations at these events, we may be accused by federal or state agencies of violating certain laws or regulations that involve the use of cannabis. An adverse finding could have a material adverse impact on our business and future prospects.

Federal enforcement practices could change with respect to service providers or participants in the cannabis industry, which could adversely impact us; if the Federal government were to change its practices or were to expend its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

Additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis, and if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues could decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to advertise on our sites, which would negatively affect our revenues. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Federal enforcement practices could change with respect to services provided to participants in the cannabis industry, which could adversely impact us; if the Federal government were to expend its resources on enforcement actions against service providers in the cannabis industry under guidance provided by the Sessions Memo, including asset forfeiture actions, such actions could have a material adverse effect on our operations, our customers, or our services.

On January 4, 2018, the then U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. While we do not harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Attorney General Order No. 3946-2018 released by Jeff Sessions on July 19, 2018 shows that he is in favor of law enforcement using civil asset forfeiture as “an effective tool to reduce crime” and that “its use should be encouraged where appropriate.” It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services or buy advertising from us. It is possible that due to the Sessions Memo our clients may discontinue the use of our services, we or our customers may be subject to asset forfeiture actions, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use advertising services, which would negatively impact our results of operations.

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The 2018 Farm Bill officially reclassifies hemp for commercial uses after decades of statutes and legal enforcement conflating hemp and marijuana, the Farm Bill distinguishes between the two by removing hemp from the Controlled Substances Act. While the two are closely related, hemp lacks the high concentration of THC that is responsible for the “high” from the use of marijuana. This would effectively move regulation and enforcement of the crop from the purview of the Drug Enforcement Agency to the U.S. Department of Agriculture.

Recent hearing in February 2019, conducted before the House Subcommittee on Consumer Protection and Financial Institutions, focused on access to banking services for legal cannabis-based businesses. Two of the speakers at the hearing — Colorado Rep. Ed Perlmutter and Washington Rep. Denny Heck, both Democratic members of Congress from states with legal marijuana, back the Secure and Fair Enforcement of Banking Act of 2019, or the SAFE Banking Act, as it is more commonly known. The proposed bill, according to lawmakers and reports, would prevent federal regulators from targeting banks that accept deposits from legal cannabis operators. Such prohibition could involve limiting FDIC protections for those deposits or trying to prevent loans to those businesses.

On September 28, 2019, the Democratic-controlled House of Representatives voted to pass a bill protecting banks that work with the marijuana industry called the Secure and Fair Enforcement (SAFE) Banking Act of 2019. The bill aims to give clarification to banks and credit unions that serve cannabis companies with, for instance, business accounts for bill payments. Lobbyists have emphasized that many cannabis businesses end up “unbanked” and operating largely in cash, and that makes them targets for robberies and other crimes. Some analysts are skeptical the measure is likely to become law in 2019 as it faces a tough road in the Republican-controlled Senate while some believe Senator McConnell could go along with a pot banking bill to help Republicans in the 2020 elections.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future regulations may have on us.

Local, state and federal medical marijuana laws and regulations are broad in scope and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. These potential effects could include, however, requirements for the revisions to our products to meet new standards, the recall or discontinuance of certain products, or additional record keeping and reporting requirements. Any or all these requirements could have a material adverse effect on our business, financial condition, and results of operations.

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenues, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

In December 2018, the Farm Bill was signed into law. Under section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems. Non-cannabis hemp is a highly regulated crop in the United States for both personal and industrial production.

The law outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The law details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

Section 12619 of the Farm Bill removes hemp-derived products from its Schedule I status under the Controlled Substances Act, but the legislation does not legalize CBD generally. CBD, with some minor exceptions, remains a Schedule I substance under federal law. The Farm Bill ensures that any cannabinoid—a set of chemical compounds found in the cannabis plant—that is derived from hemp will be legal, if and only if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, association state regulations, and by a licensed grower. All other cannabinoids, produced in any other setting, remain a Schedule I substance under federal law and are thus illegal.

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In October 2018, the United States Drug Enforcement Agency (“DEA”) rescheduled drugs approved by the United States Food and Drug Administration (“FDA”) which contain CBD derived from cannabis and no more than 0.1 percent tetrahydrocannabinols from Schedule I, the highest level of restriction with a high potential for abuse, to Schedule V, the lowest restriction with the lowest potential for abuse under the Controlled Substances Act (“CSA”). This ruling does not apply to Cannabidiol (“CBD”) products such as oils, tinctures, extracts, and other foods because they are not FDA approved.

In October 2018, the FDA was advised by the DEA that removing CBD from the CSA would violate international drug treaties to which the United States is a signatory. Specifically, the DEA explained that the United States would “not be able to keep obligations under the 1961 Single Convention on Narcotic Drugs if CBD were decontrolled under the CSA”.

Consequently, the FDA revised its recommendation and advised the DEA to place CBD in Schedule V—which applies to drugs with demonstrated medical value and deemed unlikely to cause harm, abuse, or addiction—instead. Nonetheless, the FDA declared that “[i]f treaty obligations do not require control of CBD, or the international controls on CBD…are removed at some future time, the above recommendation for Schedule V under the CSA would need to be revisited promptly.”

On May 22, 2018, the DEA released the Internal Directive Regarding the Presence of Cannabinoids in Products and Materials Made from the Cannabis Plant, which states “The mere presence of cannabinoids is not itself dispositive as to whether a substance is within the scope of the CSA; the dispositive question is whether the substance falls within the CSA definition of marijuana.”

Many CBD products are derived from cannabis. Some come from marijuana (“Marijuana-CBD”). Marijuana-CBD remains a Schedule I substance. Marijuana-CBD products may be legal under state law in states like Washington, Oregon, and California but their sale is only permitted through a state-regulated marijuana market in the respective state of legal cultivation. Marijuana-CBD products are only legal in states where they were cultivated and these products are heavily regulated at all stages of production, from seed-to-sale. These products come from licensed producers, are developed by licensed processors or manufacturers, and are sold to the public through licensed retailers or dispensaries. Marijuana-CBD products may also contain significant levels of THC.

On the other hand, CBD derived from industrial hemp (“Hemp-CBD”) can be argued as falling completely outside the CSA because the cultivation of industrial hemp was legalized by Section 7606 of the Agricultural Act of 2014 (the “2014 Farm Bill”). Industrial hemp is defined as the cannabis plant with less than .3% THC. The 2014 Farm Bill also requires that industrial hemp to be cultivated under a state agricultural pilot program. Some states also require a license to cultivate or process industrial hemp into other products like Hemp-CBD.

The distribution of Hemp-CBD products is arguably legal under federal law because the 2014 Farm Bill does not explicitly limit distribution. In oral arguments during HIA v. DEA, the DEA admitted that the 2018 Farm Bill pre-empted the CSA with regards to industrial hemp. The DEA has rarely taken any enforcement action against distributors of Hemp-CBD, in part because Congress has limited the DEA’s ability to use federal funds to do so and because the DEA would have to legally establish that the CSA does in fact cover Hemp-CBD. However, the DEA, FDA, and other federal agencies issued guidance in 2016 stating that the 2014 Farm Bill did not permit the interstate transfer or commercial sale of industrial hemp. Several states like Idaho prohibit the distribution of Hemp-CBD. Other states like Ohio, Michigan, and California significantly restrict the distribution of Hemp-CBD.

Even though Hemp-CBD does not fall within the CSA, Hemp-CBD products have not been approved by the FDA. This is also true of Marijuana-CBD. This means that even cannabis derived Marijuana-CBD and Hemp-CBD products containing less than .1% THC are not approved CBD drugs for lack of FDA approval.

There is always some risk of enforcement action against Hemp-CBD distributors, as the budgetary restriction that prevented the DEA from using funds to prosecute industrial hemp distributors expired on September 30, 2018. It is also possible that the FDA could take a more aggressive approach to limit the distribution of CBD products.

RISKS RELATED TO THE OFFERING

The Determination of the Offering Price of the Common Stock May Not Reflect the Value of the Company.

The $22,123,538 valuation of our currently outstanding shares of Common Stock and the initial $2.50 per share Initial Offering Price of the Common Stock (and Offering Prices thereafter for subsequent tranches of this Offering) has been arbitrarily determined and is not based on book value, assets, earnings or any other recognizable standard of value. No assurance can be given that our Common Stock, or any portion thereof, could be sold for the Offering Price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of the Common Stock sold pursuant to this Offering could fall below the Offering Price and the Common Stock could become worthless.

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This Offering has not been reviewed by independent professionals regarding factual matters represented by our management.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Offered Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Offered Shares.

There is no minimum capitalization required in this Offering in excess of $1,000

We cannot assure that all or a significant number of shares of our Common Stock will be sold in this Offering. Investors’ subscription funds in excess of the minimum investment of $1,000 will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable us to conduct our business. Management has no obligation to purchase shares of our Common Stock. If we raise less than the entire amount that we are seeking in this Offering, then we may not have sufficient capital to meet our operating requirements or to list our shares of Common Stock on Nasdaq. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our Common Stock could lose their investment in our Company. Furthermore, investors who subscribe for shares in the earlier stages of this Offering will assume a greater risk than investors who subscribe for shares later in this Offering as subscriptions approach the $50,000,000 of Offered Shares.

We may be unable to satisfy listing requirements of a Qualified Stock Exchange to maintain a listing of our Common Stock.

If our Common Stock is listed on Nasdaq or NYSE American, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock on such Qualified Stock Exchange, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq, NYSE American, or the OTCQB Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, file an S-1 Registration Statement providing for the spinoff of MjLink from Social Life, and if declared effective by the SEC, then file a Form 8-A in order to register our shares of Common Stock under the Securities Exchange Act of 1934, as amended. The post-qualification amendment of the Offering Statement and the S-1 Registration Statement are subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on Nasdaq or the OTCQB. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

If we fail to meet the minimum requirements for listing on Nasdaq or NYSE American, we intend to seek to have our Common Stock quoted on the OTCQB. The OTCQB is not a stock exchange, and if our Common Stock trades on the OTCQB there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

The Subscription Agreement between us and investors in this Offering provides that such agreement is governed by Nevada law and United States laws arising from the Securities Act and the Exchange Act; however, US federal law will prevail in such circumstances, preventing investors of availing themselves of Nevada law.

Although the Subscription Agreement between us and investors states that the agreement is pursuant to Nevada law, it further provides that the US federal securities laws subject the parties to the agreement to an exclusive forum in the federal courts of the state of Nevada, and further that Securities Act Section 22 creates concurrent jurisdiction, respectively, for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder. Additionally, Exchange Act 27 creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, an Investors’ ability to seek relief in the state courts as a more favorable jurisdiction, will likely fail because the Courts will defer to federal jurisdiction.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

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Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker- dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The rights of the holders of Common Stock may be impaired by the potential issuance of preferred stock.

Although we have no present intention to issue of preferred stock, we may issue such shares in the future. If we were to issue shares of preferred stock, the rights of the holders of Common Stock could be impaired by such issuance of preferred stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our Common Stock.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that we shall indemnify our officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on our behalf to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, our company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

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RISKS RELATED TO OUR COMMON STOCK

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

There is no active public trading market for our common stock and an active market may never develop.

Our common stock is not quoted on any trading medium. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may be unable to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they attempt to sell their securities. Consequently, only investors having no need for liquidity in their investment should purchase our securities and who can hold our securities for an indefinite period.

You will experience future dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate new financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in prior offerings. Subsequent offerings at a lower price, often referred to as a “down round”, could result in additional dilution.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our common stock.

Future sales and issuances of our capital stock, exercise of warrants outstanding or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

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Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will, likely, find it difficult to sell their securities.

Registered Broker-Dealers and Clearing firms are refusing to trade or clear stocks that are directly or indirectly related to the cannabis and hemp industries, which may negatively impact the trading of our common stock shares.

Because registered Broker-Dealers and Clearing firms are refusing to trade or clear stocks that represent companies directly or indirectly related to the cannabis and hemp industries, certain brokerage firms can no longer trade such stocks on behalf of their clients. Should this trend increase, trading in our stock may be negatively impacted, including lower trading volume and stalled stock prices.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanctions, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

External economic factors may have a material adverse impact on our business prospects.

Success can also be affected significantly by changes in local, regional and national economic conditions. Factors such as inflation, labor, energy, real estate costs, the availability and cost of suitable employees, fluctuating interest rates, state and local laws and regulations and licensing requirements and increased competition can also adversely affect us.

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors, which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of $50,000,000 and estimated selling agent fees and offering expenses (including selling agent fees of up to $5,000,000) and marketing and sales expenses (including without limitation, media expenses, and website posting fees up to $10,000,000) and professional fees of up to $4,000,000 the total net proceeds to us would be approximately $31,000,000. We currently intend to use such net proceeds as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of our shares of Common Stock in this Offering and our related CF Offering, assuming the sale of, respectively, 100%, 75%, 50%, 25%, and 10% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold
	10%	25%	50%	75%	100%
Estimated Offering Expense	$80,000	$200,000	$1,500,000	$3,000,000	$5,000,000
Marketing and sales	520,000	900,000	3,000,000	6,000,000	10,000,000
Potential acquisitions and joint ventures	-	500,000	8,000,000	18,000,000	30,000,000
Working Capital	200,000	400,000	2,500,000	3,000,000	5,000,000
Total Net Proceeds (1)	$800,000	$2,000,000	$15,000,000	$30,000,000	$50,000,000

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our working capital and other corporate purposes.

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Although we have held discussions with various companies regarding joint ventures, as of the date of this offering circular, we have no definitive or binding agreements or had discussions to consummate any acquisitions or joint ventures, or agreements as to the terms of any such transactions.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering of Common Stock. Our net pro-forma tangible book value as of September 30, 2019, was a deficit of $280,960 or negative $0.04 on current outstanding share of our Common Stock, based on 8,849,415 outstanding shares of Common Stock.

Assuming the sale of all 8,000,000 shares of Common Stock in this Offering at the initial public offering price from $2.50 to $10.00 per share, after giving effect to the conversion of all convertible debt into 22,403,269 shares of Common Stock, the conversion of Social Life Network warrants into 454,743 shares of Common Stock, and after deducting approximately $5,000,000 in maximum seller agent fees and an additional $10,000,000 in estimated maximum marketing and other offering expenses payable by us, our pro forma as adjusted net tangible book value of our Common Stock would have been approximately $35,000,000 or $4.90 per share as at September 30, 2019. This amount represents an immediate increase in pro forma net tangible book value of $4.94 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately ($9.16) or (91.6%) per share to new investors purchasing shares of Common Stock in this Offering between $2.50 to $10.00 per share.

The following tables illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after our estimated maximum offering expenses of up to $5,000,000):

Funding Level	$50,000,000	$37,500,000	$25,000,000	$12,500,000
Offering Price	$10.00	$7.50	$5.00	$2.50
Pro forma net tangible book value per Common share before Offering	$(0.04)	$(0.04)	$(0.04)	$(0.04)
Increase in per common share attributable to investors in this Offering	$0.92	$0.60	$0.33	$0.07
Pro forma net tangle book value per Common share after Offering	$0.88	$0.56	$0.29	$0.03
Dilution to investors	$(9.16)	$(6.98)	$(4.75)	$(2.50)
Dilution as a percent of Offering Price	-91.6%	-93.1%	-94.9%	-100.0%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50%, 25% and 10% of the shares offered for sale in this Offering, the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid, based on an average price of $0.125 per share paid for Social Life Network common stock by existing stockholders, who will also receive common shares of MjLink from the stock spinout for zero price per share. The $2.50 to $10.00 per share price for MjLink will to be paid by investors in this Offering.

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	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing Stockholders	8,849,415	42.5%	$-	0.0%
New Investors	8,000,000	47.5%	$50,000,000	100.0%
Total	16,849,415	100.0%	$50,000,000	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	8,849,415	59.6%	$-	0.0%
New Investors	6,000,000	40.4%	$30,000,000	100.0%
Total	14,849,415	100.0%	$30,000,000	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	8,849,415	68.9%	$-	0.0%
New Investors	4,000,000	31.1%	$15,000,000	100.0%
Total	12,849,415	100.0%	$15,000,000	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	8,849,415	81.6%	$-	0.0%
New Investors	2,000,000	18.4%	$5,000,000	100.0%
Total	10,849,415	100.0%	$5,000,000	100.0%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 10% of Shares Sold:
Existing Stockholders	8,849,415	91.7%	$-	0.0%
New Investors	800,000	8.3%	$2,000,000	100.0%
Total	9,649,415	100.0%	$2,000,000	100.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes to those statements included in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Please see the sections entitled, “Forward-Looking Statements” and “Risk Factors” in this Offering Circular.

We generate revenues through four primary sources:

1.	online advertising with priced based on the CPC (cost per click) and CPM (cost per 1000 ad impressions);
2.	premium monthly digital marketing subscriptions, which provide business director and online review management for monthly subscriptions;
3.	subscription to an online platform for both public and private cannabis companies to present in a live virtual conference; and
4.	an invitational forum that unites publicly traded cannabis companies led by seasoned executives with next level, high net worth investors.

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Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2019. The balance sheet as of December 31, 2018 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to MjLink’s consolidated financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Business Combinations

Business combinations are accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). Under the acquisition method the acquiring entity in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the consolidated statement of income (loss) from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the nine months ended September 30, 2019.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. No impairment of long-lived assets was required for the nine months ended 2019 and the year ended December 31, 2018.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

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The Company generates revenues through four primary sources: 1) online advertising with priced based on the CPC (cost per click) and CPM (cost per 1000 ad impressions); 2) premium monthly digital marketing subscriptions, which provide business director and online review management for monthly subscriptions; 3) subscription to an online platform for both public and private cannabis companies to present in a live virtual conference; and 4) an invitational forum that unites publicly-traded cannabis companies led by seasoned executives with next level, high net worth investors.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is more likely than not that the deferred tax asset will be unrealized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of September 30, 2019, the Company has not established a liability for uncertain tax positions.

Research and Development Costs

We spent zero dollars on research and development as of September 30, 2019 and during the year ended December 31, 2018.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of September 30, 2019 and December 31, 2018, the Company had no outstanding options and had outstanding warrants of 815,001 for year ended 2018 and 454,743 as of September 30, 2019 through our obligations to our parent company Social Life Network, Inc which were excluded from the computation of net loss per share because they are anti-dilutive.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018.

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The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis as of September 30, 2019 and December 31, 2018.

Concentrations

During the quarter ended September 30, 2019, we had a single vendor that accounted for 21.0% of all expenses, and 0% of all expenses during the same period in the prior year.

Recently issued accounting pronouncements

In January 2018, the FASB issued ASU 2018-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2018 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company has evaluated the impact of this accounting standard update and noted that it has had no material impact.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted for annual periods beginning after December 15, 2016. The Company is in the process of assessing the impact, if any, on its financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01 (ASU 2017-01) “Business Combinations (Topic 805): Clarifying the Definition of a Business.” ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. The Company adopted ASU 2017-01 as of January 1, 2017 on a prospective basis and there was no material impact to our consolidated financial statements.

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The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Summary Financial Data:

	For 9 Months Ended	For Fiscal Year Ended
	September 30, 2019	December 31, 2018
	2019	2018
	(Unaudited)	(Audited)
Total Assets:	$56,752	$-
Cash & Equivalents	5,500	-
Accounts Receivable	25,000	-
Prepaid expenses and Other assets	26,252	-
Accounts payable & Accrued liabilities	337,712	-
Short Term Debt	-	-
Long Term Debt	-	-
Stockholders’ Equity (Deficit)	(280,960)	-
Revenues	151,893	-
Cost of Goods	180,403	-
Operating Expenses	267,000	-
Net Operating Income (Loss)	(295,510)	-
Other Expenses	14,550	-
Net Income (Loss)	(280,560)	-

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Statement of Operations

Nine months ended September 30, 2019 as compared to nine months ended September 30, 2018

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Digital marketing revenue	$18,000	$-	$73,200	$-
Advertising revenue	-	-	2,500	-
Event revenue	-	-	75,985	-
Digital subscriptions revenue	208		208	-
Total revenue	18,208	-	151,893	-
Costs of goods sold	-	-	180,403	-
Gross margin	18,208	-	(28,510)	-

Operating Expenses:
Compensation expense	32,976	-	172,312	-
Non-cash stock expense	-	-	-	-
Sales and marketing	6,219	-	57,672	-
General and administrative	3,908	-	37,016	-
Total operating expenses	43,103	-	267,000	-

Income (Loss) from operations	(24,895)	-	(295,510)	-

Other Expenses:
Interest expense	-	-	-	-
Other non-operating expenses	(14,550)	-	(14,550)
Total other expenses	(14,550)	-	(14,550)	-

Net Income (Loss)	$(10,345)	$-	$(280,560)	$-

Total Revenue

Total revenues increased to $151,893 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018 due to launching our MjMicro Conference Division in June 2019.

Digital marketing revenues increased to $73,200 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018 related to promoting our sponsors before and during the MjMicro event launched in June 2019. We plan to use the proceeds from this Reg A+ Offering to hire a digital marketing sales force in 2020 to increase digital subscription sales.

Events revenues increased to $75,985 for the nine months ended September 30, 2019, from zero dollars for the nine months ended September 30, 2018, as a result of the MjMicro Conference Division that was launched in June 2019. Our second MjMicro Conference was held in October of 2019, and we have plans to hold two to four MjMicro Conferences per year, while conducting online virtual MjMicro Conferences every month starting in January 2020.

Digital subscriptions revenue increased to $208 for the nine months ended September 30, 2019, from zero dollars for revenue recorded for the nine months ended September 30, 2018 due to the launch of our MjInvest platform in early September 2019. The subscription services are paid upfront to access the MjInvest services platform and revenue is recognized over 12 months. Accordingly, because we just launched this product offering in the third quarter of 2019, we will be recognizing at least $24,292 of digital subscription revenue over the subsequent 11 months’ time frame from October 1, 2019 through September 30, 2020, from $24,292 in revenue that was recognized in October 2019. We plan to use the proceeds from this Reg A+ Offering to hire a digital subscriptions sales force in 2020 to increase digital subscription sales.

Online Advertising revenues increased to $2,500 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018 due to a sale from our sales personnel that was employed during the first quarter 2019. We changed our sales focus to the new MjMicro Conference division in March of 2019, and temporarily away from online advertising revenue. We plan to use the proceeds from this Reg A+ Offering to hire a sales force in 2020 to reengage in online advertising sales activities.

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Cost of revenues

The cost of revenues increased to $180,403 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018 with the overall majority of the cost related to our new events division and the revenue generated.

The MjMicro Conference costs as a percentage of revenues were 119% and 0% for the nine months ended September 30, 2019 and 2018, respectively. The increase in actual events costs were driven because for the period ending September 30, 2018 we had not yet had the event division up and running whereas in the 9 months ended September 30, 2019 we had accomplished that goal. The gross loss decreased from $0 to $28,510 for the nine months ended September 30, 2018 and 2019, respectfully due to new costs to generate the MjMicro Conference event revenue.

Online Advertising costs were immaterial and resulted in a positive gross profit generated from advertising revenue.

Operating expenses

Operating expense increased to $267,000 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018 due to ramping up our sales operations, which began on January 2, 2019 with the hiring of additional personnel that could market and sale new products and services. This created new expenses that were related to the launching our MjMicro Conference division, and its first event that was held in late June 2019. Expressed as a percent of revenues, Operating Expenses increased to 176% for the nine months ended September 30, 2019 from 0% for the nine months ended September 30, 2017 as we ramped up our operations on January 2, 2019. Despite the increased expenses, we stayed under budget for the launch of this new division.

Compensation expenses increased to $172,312 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018, related to the launch of our new events division.

Sales and marketing expense increased to $57,672 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018 related to the launch of MjMicro and our new MjInvest.com Investor Network.

General and administrative expenses increased to $37,016 for the nine months ended September 30, 2019 from zero dollars for the nine months ended September 30, 2018. The increase in general and administrative expense was the result of ramp up costs for the new MjMicro Conference division and subsequent events in 2019.

Operating Loss from continuing operations

Our net operating loss increased to $295,510 for the nine months ended September 30, 2019 as compared to a zero dollar loss for the nine months ended September 30, 2018. The increase in the net operating loss on higher revenues was primarily due to the launching of our new MjMicro Conference division.

Other Expenses

Other expenses amounted to $14,550 for the nine months ended September 30, 2019, as compared to zero dollars for the nine months ended September 30, 2018. The increase in expense was due to our second MjMicro Conference in October 2019, held in Beverly Hills, CA.

Net loss

Our net loss increased to $280,560 for the nine months ended September 30, 2019, as compared to a net loss of zero dollars for the nine months ended September 30, 2018. The increase in net loss was a result of the factors noted above with respect to our loss from continuing operations and the increase in non-operating expenses.

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Fiscal Year ended December 31, 2018, as compared to fiscal year ended December 31, 2017

	For the Year Ended December 31,		Net Change
	2018	2017	$	%
Revenue
Less: Costs of goods sold	-	-	-	-
Gross margin	-	-	-	-
Operating Expense	-	-	-	-
Income (Loss) from operations	-	-	-	-
Other Expenses	-	-	-	-
Net Income (Loss)	$-	$-	$-	$-

We were incorporated on September 20, 2018, after operating as a division of our Parent, the SEC reporting public company Social Life Network (OTCQB: WDLF), from January 2013 through its incorporation date. No activity occurred from our inception through December 31, 2018. We operated as a free to use group of social networks, websites and mobile apps through December 31st, 2018. On January 1st, 2019, we launched our new business plan, detailed above.

Liquidity, Capital Resources and Plan of Operations

Going Concern

Our unaudited financial statements have been prepared on a going concern basis, which is a standard practice for a start-up technology and event companies, and assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. At September 30, 2019, we had a stockholder’s deficit of $280,960 and a net loss of $280,560, and used net cash of $286,460 in operating activities for the nine months ended September 30, 2019. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or obtaining the necessary financing through this offering to meet obligations and repay liabilities arising from normal business operations when they come due and/or being financed by our parent company, Social Life Network. Our preference is to finance operating costs over the next twelve months with existing cash on hand from revenue that is being generated on a monthly basis, the sale of our equity securities on a private exempted basis, and through this Regulation A Offering. While we believe that we will be successful in obtaining the necessary funds for our operations, there are no assurances that such additional funding will be achieved or that will succeed in our future operations. Our financial statements do not include any adjustments that may result from the outcome of these uncertainties.

At September 30, 2019, our cash and cash equivalents were approximately $5,500 and our accounts payable and accrued liabilities was $40,742.

Financings and Securities Offerings

We have previously financed our working capital, as of September 30, 2019 through an intercompany debt owed to our parent company, Social Life Network, that raises capital on an ongoing basis from private and institutional investors through a Regulation D 506(c) private placement offering, and convertible notes guaranteed by Social Life Network.

Current Plan of Operations

We are focused on initiatives to enhance growth and profitability, including:

●	growing organically by increasing the breadth and depth of our products, and expanding our suite of value-added services;

●	complementing our organic online growth and the attendance of our events, by pursuing attractive merger and acquisition opportunities of similar companies, and sometime competitors, that will increase our brands while achieving a larger geographic footprint for our product/service offerings to be sold;

●	expanding our margins, disciplined pricing execution, platform scalability and end market diversification;

●	maintaining our efforts on cost improvement, corporate selling, general and administrative operational efficiencies and optimization of our customer coverage model.

Our plan of operations is currently focused on the continued commercialization of our brands. We expect to increase expenditures to support the ongoing development and management that is necessary to launch our new event divisions and increase our online revenues. Additionally, we will continue to build our corporate and operational infrastructure, with the ultimate goal of growing into a commercial leader in product and service offerings to businesses in the of legal Cannabis and Hemp industry worldwide.

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We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond its control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our current plan of operations.

Because working capital requirements depend upon numerous factors, there can be no assurance that our current cash resources will be sufficient to fund our planned operations.

Credit Facilities and Accounts Payable

We do not have access to bank credit. As of September 30, 2019, our obligations to vendors and other service providers, including compensation, professional fees, operating costs, and accrued expenses owed to its parent company, Social Life Network was approximately $337,712, of which $296,970 is owed directly to Social Life Network through an intercompany loan.

Capital Expenditures

As of January 1st, 2020 we have entered into agreements with service providers, vendors and consultants that require ongoing capital expenditures, some of which are current payables owed by Social Life Network for services previously rendered on our behalf. We do not have any other contractual obligations for ongoing capital expenditures at this time.

Off-Balance Sheet Arrangements

We are not subject to any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are exposed to nonmaterial market risk that may arise from changes in interest rates or foreign currency exchange rates, but not form transactions arising from derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss, but which will only be resolved when one or more future events occur or fail to occur. Our management, in consultation with our legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that would be pending against the company, or unasserted claims that may result in such proceedings, we, in consultation with our legal counsel, evaluate the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

CAUTIONARY ADVICE REGARDING FINANCIAL PROJECTIONS APPEARING BELOW

Our financial projections (the “Projections”) set forth herein constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements or industry standards may differ materially from those express or implied in in such forward-looking statements.

The forward looking statements contained in the Projections are subject to trends and uncertainties, including that: (a) expansion of live streaming on Facebook could sway our users to spend more time away from our Networks; (b) social video is reaching saturation across social networks in general; (c) social platforms embrace strong governance policies, i.e. when content is inappropriate or violates end user agreement, which could affect how much content is posted on our Networks; and (d) brands fatigue from new tools and tactics on social networks could result in fewer users embracing some of our new business and E-Commerce tools on our Networks.

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The forward-looking statements in the Projections are not guarantees of future results and are subject to risks that could cause actual results to differ materially and adversely from those expressed in any forward-looking statements, including the risk factors beginning at page that include: (a) if we fail to retain existing users or add new users, or if our users decrease their level of engagement with our products or services, and our revenue, financial results, and business may be significantly harmed; (b) if we fail to introduce new products or services that users find engaging or if we introduce new products or services that are not favorably received, our revenues will be negatively impacted; (c) If we fail to provide adequate customer service to users, marketers, developers, or other partners, our s results of operations will be negatively impacted; (d) our revenue is currently generated from third parties advertising on our websites and mobile apps, monthly digital media subscriptions to online business professionals using our websites and mobile apps, and third party companies that license our social networking and digital media technology to power their own niche social networks; if we are unable to attract advertisers, subscribers, merchants and licensees, our results of operations will be negatively impacted; (e) we have ambitious business plans, including the adoption of deep learning technologies (Machine Learning A.I.) implemented into its core social network platform technology; if we fail to efficiently manage the development of these components, its operations and results of operations will be negatively affected.

As such, you are cautioned not to place undue reliance on such forward-looking statements. We are under no obligation (and expressly disclaims any such obligation) to update or alter forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking included below are qualified in their entirety by this cautionary statement and the statements under “Important Information” below.

Important Information: The Projections and the underlying assumptions were prepared internally by our management, and were not prepared with a view towards compliance with published SEC or the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures or review with respect to the Projections, nor have they expressed any opinion or given any form of assurance with respect to such information or its achievability. Furthermore, the Projections are necessarily based on numerous variables, assumptions and estimates that are inherently uncertain, many of which are beyond our control, including a wide variety of industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business. The Projections should not be regarded as an indication that we or any of our affiliates or management considered to be predictive of actual future events. Actual results will likely vary from the Projections, and such variations may be material. Neither we or our affiliates or management can give you any assurance that actual results will not differ materially from the Projections.

The Projections should be read together with our historical financial statements, included herein. The projections for revenue generation from digital media and event services are calculated by the assumptions that we can sell such services to the current number of 10K+ businesses registered in our business social networks, combined with the assumptions that our current registered user-base will find value in viewing and participating in such services, combined with assumptions that our current number of monthly page-views that can be monetized through selling online advertising to our registered business.

The expense projections below have been estimated by calculating the increase of our previous six years of operation expenses for the digital media division, combined with industry data collected over the past 12 months for cost related to operating our events division. The reference below to Phase 1 of the Reg A Capital Raise refers to the Minimum Offering Amount of $5,000,000.

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Intellectual property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. We currently owns trademark protection for our name and logos in the United States, pursuant to certain trademark and copyright applications and registrations worldwide. Further, we also uses common law marks that have not been, or due to their nature are unable to be, registered with the Trade United States Patent and Trademark Office. Although we have been granted registered trademarks by the United States Patent and Trademark Office, there can be no assurance that any trademarks or common law marks that we rely upon, if any, will not be challenged in the future, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide us with competitive advantages.

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In addition, there can be no assurance that standard intellectual property confidentiality and assignment agreement with employees, consultants and others will not be breached, that we will have adequate remedies for any breach, or that its trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that our efforts to protect its intellectual property will prevent others from unlawfully using its trademarks, copyrights and other intellectual property. Our success depends in part, on our continued ability to license our intellectual property. An inability to continue to preserve and protect its intellectual property would likely have a material adverse effect on our business, operating results or financial condition.

Government Regulation and Federal Policy of Cannabis

The possession, consumption, production and sale of cannabis has historically been, and continues to be, illegal under U.S. federal law and in many state and local jurisdictions that have not passed legislation to the contrary. A number of states have decriminalized cannabis to varying degrees and other states have created exemptions specifically for medical cannabis. 34 states and the District of Columbia that allow their citizens to use medical cannabis. Additionally, Alaska, California, Colorado, Illinois, Oregon, Maine, Massachusetts, Michigan, Nevada, Vermont, Washington, and Washington DC have legalized cannabis for adult use at the state (or district) level. In the other states, the cultivation of cannabis for medicinal or personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical cannabis needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of cannabis could have a material adverse effect on our business, reputation, results of operations, and financial condition.

While we believe that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue or be realized, that existing limited markets will continue to be available or that any new markets for cannabis and related products will emerge for us. Our business plan is based on the premise that cannabis legalization will expand, that consumer demand for cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for cannabis for medical and recreational uses will grow as it becomes legal to possess and use it and its derivative products, such as oils and certain food items. There is no assurance that this premise will prove to be correct or that we will generate increasing revenues or profits in the future. Moreover, if cannabis legalization is scaled back or reversed at the state level, or if the federal government increases its regulation and prosecution of cannabis-related activities, our ability to generate revenue and profit could materially and adversely impacted.

Under the federal Controlled Substance Act (“CSA”), the policies and regulations of the federal government and its agencies are that cannabis (marijuana) is a Schedule 1 Controlled Substance that is addictive and has no medical benefit. Enforcement of the CSA, including as it relates to cannabis, is subject to prosecutorial discretion and available resources. In the case of cannabis, and particularly in light of the growing legalization of cannabis at the state level, enforcement of the CSA is uncertain and could change rapidly, leaving businesses such as us hard pressed to react and operate their businesses.

In an effort to provide guidance to federal law enforcement, under the Obama Administration, the Department of Justice (“DOJ”) issued Guidance Regarding Cannabis Enforcement to all United States attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009 (the “Ogden Memorandum”), in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013 (the “Cole Memorandum”). Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent and rational way.

On January 4, 2018, the then U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. While we do not harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Attorney General Order No. 3946-2018 released by Jeff Sessions on July 19, 2018 shows that he is in favor of law enforcement using civil asset forfeiture as “an effective tool to reduce crime” and that “its use should be encouraged where appropriate.” It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services or buy advertising from us. It is possible that due to the Sessions Memo our clients may discontinue the use of our services, we or our customers may be subject to asset forfeiture actions, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use advertising services, which would negatively impact our results of operations.

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The 2018 Farm Bill officially reclassifies hemp for commercial uses after decades of statutes and legal enforcement conflating hemp and marijuana, the Farm Bill distinguishes between the two by removing hemp from the Controlled Substances Act. While the two are closely related, hemp lacks the high concentration of THC that is responsible for the “high” from the use of marijuana. This would effectively move regulation and enforcement of the crop from the purview of the Drug Enforcement Agency to the U.S. Department of Agriculture.

Recent hearing in February 2019, conducted before the House Subcommittee on Consumer Protection and Financial Institutions, focused on access to banking services for legal cannabis-based businesses. Two of the speakers at the hearing — Colorado Rep. Ed Perlmutter and Washington Rep. Denny Heck, both Democratic members of Congress from states with legal marijuana, back the Secure and Fair Enforcement of Banking Act of 2019, or the SAFE Banking Act, as it is more commonly known. The proposed bill, according to lawmakers and reports, would prevent federal regulators from targeting banks that accept deposits from legal cannabis operators. Such prohibition could involve limiting FDIC protections for those deposits or trying to prevent loans to those businesses.

On September 28, 2019, the Democratic-controlled House of Representatives voted to pass a bill protecting banks that work with the marijuana industry called the Secure and Fair Enforcement (SAFE) Banking Act of 2019. The bill aims to give clarification to banks and credit unions that serve cannabis companies with, for instance, business accounts for bill payments. Lobbyists have emphasized that many cannabis businesses end up “unbanked” and operating largely in cash, and that makes them targets for robberies and other crimes. Some analysts are skeptical the measure is likely to become law in 2019 as it faces a tough road in the Republican-controlled Senate while some believe Senator McConnell could go along with a pot banking bill to help Republicans in the 2020 elections.

Offering and Selling to Investors in Foreign Jurisdictions

Notice to Prospective Investors in Canada

The Offering of the Common Stock Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Common Stock Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Common Stock Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Common Stock Sharecare offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Common Stock Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Common Stock Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Common Stock Shares may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Common Stock Shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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Each person in a Relevant Member State who initially acquires any Common Stock Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Common Stock Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Common Stock Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Common Stock Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Common Stock Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Common Stock Shares which are the subject of the Offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Common Stock Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Common Stock Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Common Stock Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Common Stock Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Common Stock Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Common Stock Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Common Stock Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Common Stock Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Stock Shares offered should conduct their own due diligence on the Class A shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

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Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Common Stock Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Common Stock Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Common Stock Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Common Stock Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Common Stock Sharecare not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Common Stock Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Common Stock Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Common Stock Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common Stock Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Common Stock Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Common Stock Shares may not be circulated or distributed, nor may the Common Stock Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the Common Stock Sharecare subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock Shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Common Stock Shares and Debentures) Regulations 2005 of Singapore.

State Securities – Blue Sky Laws

There is no established public market for our Class A shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our Common Stock Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Common Stock Shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock Shares for an indefinite period of time.

We will consider applying for listing with a provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 39 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling shareholders. In these states, so long as we obtain and maintain a listing in a securities manual recognized by the state such as Mergent, Inc., Moody’s Investor Service or Standard and Poor’s Corporate Manual, secondary trading of our Common Stock Shares can occur without any filing, review or approval by state regulatory authorities. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. If we can secure this listing in such securities manuals, only then secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require Common Stock Shares to be qualified before they can be resold by holders of Common Stock Shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

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●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

Litigation

None.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our executive officers and directors and their business experience follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Kenneth S. Tapp	Chairman, Chief Executive Officer, & Chief Technology Officer	49	June 6, 2016
Mark DiSiena	Chief Financial Officer & Chief Accounting Officer	53	November 1, 2018
Leslie Bocskor	Board Member	55	August 1, 2018
Brian Lazarus	Board Member	63	January 21, 2020
Vincent (Tripp) Keber	Advisor	50	August 21, 2018
Gregory Todd Markey	President of MjMicro and Board Member	34	January 21, 2020

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Kenneth S. Tapp, Chairman of the Board, Chief Executive Officer, Chief Technology Officer

Ken Tapp has served as our Chief Executive Officer/Chairman/Chief Technology Officer since our inception in June 2016 and prior to, since January 2013, as the private company, Social Life Network (f/k/a Life Marketing, Inc.). Ken Tapp was the Vice President of Engineering at HomeBuilder.com & Realtor.com from 1996 through their IPO in August of 1999. Ken Tapp went on to launch one of the largest and most successful real estate industry SaaS platforms, that was used by as many as 1,300,000 real estate offices and 57,000 home builders from 2001 through 2011 in the US, Australia, New Zealand, Canada and the United Kingdom. The SaaS platform provided listing data access to companies like Trulia, Zillow, News Corp, Gannett, Clear Channel, Realtor.com, and many other digital media outlets until Ken Tapp sold the company in late 2011.

Mark DiSiena, Chief Financial Officer & Chief Accounting Officer

Mark DiSiena has been CFO since August 1, 2018 and joined Social Life Network’s executive team on August 1, 2018 and effective November 1, 2018 was appointed as our Chief Financial Officer and Chief Accounting Officer. Prior joining Social Life Network, Mr. DiSiena was a consultant at Cresset Advisors from January 2016 to October 2018. Previously, Mr. DiSiena served in related leadership roles, including: Chief Financial Officer of Cherokee, Inc (NASDAQ: CHKE) from November 2010 to March 2013; and Chief Financial Officer at 4Medica, a privately-held software company, between March 2004 to November 2008. He was an Account Executive at Oracle-NetSuite from January 2014 to December 2015. Mr. DiSiena has held senior management positions at LVMH from 1999 to 2000 and at Lucent Technologies from 1995 to 1999. Mr. DiSiena has consulted at various companies, notably: Cetera Financial Group, Countrywide Bank, American Apparel, Dreamworks, Paramount Pictures, and HauteLook. He began his career as an auditor at Coopers & Lybrand, from 1988 to 1990. Mr. DiSiena holds a B.S. in Accounting with honors from New York University, a J.D. from Vanderbilt University, and an M.B.A. from Stanford University, and is both an attorney and a CPA.

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Leslie Bocskor, Board Member

Leslie Bocskor has been our Director since September 20, 2018 and Social Life Network’s Director since August 1, 2018. Leslie Bocskor is the President and Founder of Electrum Partners. Electrum Partners is known as a pioneer in the cannabis industry as a global cannabis business advisory and services firm. He is also the Vice Chairman of GB Science, Inc., one of the leading publicly traded life science companies in the legal cannabis industry. Mr. Bocskor was one of the first investment bankers to focus exclusively on the internet and new media. Mr. Bocskor has extensive experience working in cannabis space, even being dubbed the “Warren Buffet of Cannabis” on CNBC.

Brian Lazarus, Board Member

Brian Lazarus was appointed as our Director on January 21, 2020. Brian Lazarus has spent over 40 years producing notable entertainment and experiential events with specialized skills at professional audio, video and digital tech. He is the co-founder and Executive Vice President of Media Star Promotions, one of the nation’s top branding, touring and strategic marketing agencies. His expertise in the design and execution of consumer experiences for regulated products blends seamlessly with the goals of the burgeoning cannabis space. Brian Lazarus is committed to increasing the depth of services provided by Social Life Network, MjLink, and its affiliates.

Vincent (Tripp) Keber III, Advisor

Vincent (Tripp) Keber has been an Advisor since August 2018. Vincent Keber is widely considered one of the most prominent and well-known business leaders in the cannabis industry. Additionally, Vincent Keber is recognized as a branding expert in the adult use and medical cannabis spaces. He is the co-founder and former CEO of Dixie Brands, Inc., a cannabis centric branding company, known worldwide for its namesake cannabis-infused beverages, Dixie Elixirs, Aceso and Therabis, Dixie’s human and pet CBD wellness brand platforms respectively, as well as hundreds of other cannabis products. Vincent Keber has served as a Director for several cannabis industry organizations, including the National Cannabis Industry Association, the Marijuana Policy Project, and the National Association of Cannabis Businesses. He has also held many senior and C-level positions in realty, communications and other industries.

Gregory Todd Markey, Board Member and President of MjMicro Conference

Todd Markey was appointed as our Director on January 21, 2020. Since April 1, 2019, Todd Markey has been the president of the MjMicro division of MjLink and directs the MjMicro Conference. Todd Markey has more than 10 years of finance and capital markets experience and is a trusted expert for micro-cap to small cap companies in expanding their investor and public relations. Additionally, he has assisted companies in the pre-IPO and up-listing process, from the OTC markets onto Nasdaq and NYSE stock exchanges.

Committees of Board of Directors

Audit

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

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Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders. Canadian National Policy 58-201 Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices prescribes certain disclosure by our company of its corporate governance practices. This disclosure is presented below.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the board of directors in which the director has an interest have been sufficient to ensure that the board of directors operates in the best interests of our company.

Nomination of Directors

As of February 12, 2020, we had not affected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

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Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we have determined that Kenneth Tapp and Gregory Todd Markey are not independent due to the fact that they are our employees and determined that Leslie Bocskor and Vincent (Tripp) Keber are not independent because they receive compensation directly or indirectly from our parent company Social Life Network and from us for consulting services.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed above, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

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EXECUTIVE COMPENSATION

References in this section to our “directors” and “named executive officers” refer to our directors and named executive officers following consummation of this Offering, and references in this section to our “employees” (other than our named executive officers) refer to our employees following consummation of this Offering.

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2017 Summary Compensation Table” below. Prior to January 1, 2018, none of our executive officers or directors received any compensation or other remuneration. In fiscal 2019, our “named executive officers” and their positions were as follows: (i) Kenneth Tapp, Chief Executive Officer and Chairman; and (ii) Mark DiSiena, Chief Financial Officer.

2019 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal year ended December 31, 2018 and nine months ended September 30, 2019.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tapp (1)	2019(6)
Chairman, Chief Executive Officer, and Chief Technology Office	2018(5)	-	-	-	-	-	-	-	-
Mark DiSiena (2)	2019(6)
Chief Financial Officer	2018(5)	-	-	-	-	-	-	-	-
George Jage(3)	2019(6)	90,750	-	-	-	-	-	9,000	99,750
President/Director	2018(5)	-	-	-	-	-	-	-	-
Gregory Todd	2019(6)	-	-	-	-	-	-	-
Markey (4)	2018(5)	-	-	-	-	-	-	-	-
President of MjMicro/Director

(1)	Kenneth Tapp was appointed as our Chief Executive Officer, Chief Technology Officer, and Chairman since inception and has not received any salary or benefits payments from either us or our parent company.

(2)	Mark DiSiena was appointed as our Chief Financial Officer on November 1, 2018, after being our consult from August 1, 2018 through October 31, 2018. Mark DiSiena is paid by our parent company and has not received any salary or benefits payments from us.

(3)	George Jage became was our President and director from January 2, 2019 to June 26, 2019 and was paid directly by us.

(4)	Gregory Todd Markey was appointed as our President of MjMicro on April 1, 2018; and was appointed as a Board Director as of January 21, 2020. Mr. Markey is paid by our parent company and has not received any salary or benefits payments from us.

(5)	Year ended December 31, 2018.

(6)	Year ended December 31, 2019.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

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Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the employment agreement with Mr. DiSiena and Mr. Karnedy, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control. Mr. Karnedy resigned as Director of MjLink as of January 2, 2019.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended December 31, 2018:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Leslie Bocskor(1) (3)	-	-	-	-	-	-	-
Vincent (Tripp) Keber(1)(4)	-	-	-	-	-	-	-
Gregory Todd Markey(2)(5)	-	-	-	-	-	-	-

(1)	Leslie Bocskor and Vincent Keber were all appointed as Social Life Network Directors on August 1, 2018 and our Directors on September 20, 2019, and both remained Social Life Network Directors through end of year 2019. Mr. Bocskor is a Director of MjLink as well, and Mr. Keber is an Advisor to the board of MjLink.
(2)	Gregory Todd Markey was appointed on January 21, 2020
(3)	Leslie Bocskor is paid by our Parent company and has not received any salary or benefits payments from us.
(4)	Vincent Keber is paid by our Parent company as an Advisor and has not received any salary or benefits payments from us.
(5)	Gregory Todd Markey is paid by our Parent company and has not received any salary or benefits payments from us.

Prior to December 31, 2018, none of our executive officers or directors received any compensation or other remuneration.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale or other type of disposition of all or substantially all assets of our company, see above under the heading “Compensation Discussion and Analysis”.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

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The following table sets forth, as of February 12, 2020 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
LVC Consulting, LLC c/o Kenneth Tapp 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	2,986,833	(3)	33.8%
Rodosevich Investments, LLC c/o Andrew Rodosevich 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	736,833	(4)	8.3%
Somerset Private Fund, Ltd. 387 Corona Street, Suite 55 Denver, CO 80218	Common Stock	663,500	(5)	7.5%
Electrum Partners c/o Leslie Bocskor 3571 E Sunset Road, Suite 300 Las Vegas, NV 89120	Common Stock	150,000	(6)	1.7%
Brian Lazarus c/o Media Star Promotions 319 Clubhouse Lane Hunt Valley, MD 21031	Common Stock	250,000	(7)	2.8%
Vincent “Tripp” Keber III c/o 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	150,000	(8)	1.7%
Gregory Todd Markey c/o 8100 E. Union Ave., Suite 1809 Denver, Colorado 80237	Common Stock	50,000	(9)	0.6%
Mark DiSiena
c/o 8100 E. Union Ave., Suite 1809
Denver, Colorado 80237	Common Stock	50,000	(10)	0.6%
All executive officers and directors as a group (8 persons)	Common Stock	5,037,167		56.9%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 8,849,415 shares of our common stock issued and outstanding as of February 12, 2020

(3)	Kenneth Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman since inception of both Social Life Network and MjLink.com

(4)	Andrew Rodosevich was appointed as Chief Financial Officer of our parent company at inception and resigned from that position effective July 31, 2018.

(5)	Somerset Private Fund, Ltd. (“Somerset”) is registered in the state of Colorado. There are 6 limited partners of Somerset. Robert Stevens, Somerset’s President holds a 90% interest in Somerset. Somerset’s Board of Directors has sole dispositive and transfer power over the shares. Robert Stevens was appointed as the receiver in 2014 when we were placed into Receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

(6)	Our Director, Leslie. Bocskor is the President/Founder of Electrum Partners; and he has been a Director of our parent company since August 1, 2018.

(7)	Brian Lazarus has been a Director of our parent company since January 21, 2020.

(8)	Vincent Keber was a Director of our parent company from August 1, 2018 through December 2019; and remains an Advisor to the Board of Social Life Network and MjLink

(9)	Gregory Todd Markey has been a Director of our parent company since January 21, 2020.

(10)	Mark DiSiena was appointed as Chief Financial Officer of our parent company on November 1, 2018.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Policy

Any transaction between us or and/or our subsidiaries with any executive officer, director or affiliate of such individual must be (a) on terms no less favorable to us than it could obtain from unrelated third parties, and (b) approved or ratified by a majority of the disinterested directors.

Related Party Transactions

Other than as disclosed below, there has been no transaction, since January 1, 2019, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2018, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS

The following table shows the beneficial ownership of our Common Stock (including both our Common Stock and shares of Class B shares of Common Stock that may be issued to certain holders of the Sellers Purchase Notes) as of the date of this Offering Circular held by (i) each director; (ii) each executive officer; (iii) all directors and executive officers as a and (iv) each person (giving pro-forma effect to the acquisition of MjLink) known to us to be the beneficial owner of more than 5% of any class of our shares before giving effect to the sale of all 8,000,000 shares of Common Stock offered by us in this Offering Circular, and (b) after giving effect to the sale of all 8,000,000 shares of Common Stock offered for by the Company Offering for gross proceeds of $50,000,000; in each case, assuming all such shares are sold.

As of the date of this Offering Circular, there were 8,849,415 shares of our Common Stock issued and outstanding. Assuming the mandatory conversion of all outstanding principal amount of Warrants per share into 454,743 shares of Common Stock and the forced conversion of all outstanding principal amount of convertible debt per share 22,403,269 as at the date of this Offering Circular a total of 14,365,439 shares of our Common Stock will be outstanding. If all 8,000,000 shares of Common Stock offered for by the Company in this Offering are sold for gross proceeds of $50,000,000, the total number of outstanding shares of our Common Stock will be increased to approximately 39,707,427 shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

In the event that less than 8,000,000 shares of Common Stock are sold in this Offering for $50,000,000, the percentage interests in outstanding Common Stock allocable to the 8,849,415 Common Stock issued to stockholders who beneficially own Common Stock immediately prior to this Offering.

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	Current		After Offering
Name	Common Stock	Percent Owned	Common Stock	Percent Owned
LVC Consulting, LLC (1)	2,986,833	33.8%	2,986,833	33.8%
Rodosevich Investments, LLC (2)	736,833	8.3%	736,833	8.3%
Somerset Private Fund, Ltd. (3)	663,500	7.5%	663,500	7.5%
Electrum Partners (4)	150,000	1.7%	150,000	1.7%
Brian Lazarus (5)	250,000	2.8%	250,000	2.8%
Vincent “Tripp” Keber III (6)	150,000	1.7%	150,000	1.7%
Gregory Todd Markey (7)	50,000	0.6%	50,000	0.6%
Mark DiSiena (8)	50,000	0.6%	50,000	0.6%
All Directors and names executive officers	5,037,167	59.6%	5,037,167	59.6%
Greater than 5% Beneficial Owners:
LVC Consulting, LLC (1)	2,986,833	33.8%	2,986,833	33.8%
Rodosevich Investments, LLC (2)	736,833	8.3%	736,833	8.3%
Somerset Private Fund, Ltd. (3)	663,500	7.5%	663,500	7.5%
Total owned by Principal Stockholders	4,387,166	49.6%	4,387,166	49.6%

(1)	Kenneth Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman of our parent company since June 6, 2016.

(2)	Andrew Rodosevich was appointed as Chief Financial Officer of our parent company since inception and resigned from that position effective July 31, 2018.

(3)	Somerset Private Fund, Ltd. (“Somerset”) is registered in the state of Colorado. There are 6 limited partners of Somerset. Robert Stevens, Somerset’s President holds a 90% interest in Somerset. Somerset’s Board of Directors has sole dispositive and transfer power over the shares. Robert Stevens was appointed as the receiver in 2014 when we were placed into Receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

(4)	Our Director, Leslie Bocskor is the President/Founder of Electrum Partners; and he has been a Director of our parent company since August 1, 2018.

(5)	Brian Lazarus has been a Director of our parent company since January 1, 2020.

(6)	Vincent Keber was a Director of our parent company from August 1, 2018 through December 2019; and remains an Advisor to the board of Social Life Network and MjLink.

(7)	Gregory Todd Markey was appointed as our President of MjMicro on April 1, 2018; and was appointed as a Board Director as of January 21, 2020. Mr. Markey is paid by our parent company and has not received any salary or benefits payments from us.

(8)	Mark. DiSiena was appointed as Chief Financial Officer of our parent company on November 1, 2018.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see such certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to this Offering Circular.

General

Our Certificate of Incorporation, as amended, provides that our authorized capital stock consists of 40,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, each with a par value of $0.02 per share. An aggregate of 20,000,000 shares of Common Stock are designated as Class A voting Common Stock (“Common Stock”). No shares of Preferred Stock have been issued.

A description of the material terms and provisions of our Certificate of Incorporation, as amended, affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the form of our second amended and restated Certificate of Incorporation which is attached to this Offering Memorandum as Exhibit A

Common Stock

We have one class of Common Stock authorized, issued and outstanding as of the date of this Offering Circular: Common Stock.

As of the date of this Offering Circular, we have 8,849,415 shares of Common Stock.

Voting

The holders of Common Stock are entitled to one vote per share held at all meeting of shareholders (and written actions in lieu of a meeting).

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There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to our legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of our common stock entitled to vote.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, no shares of Preferred Stock have been designated nor issued.

Exclusive Venue

Our amended and restated certificate of incorporation, as it will be in effect upon the closing of this Offering, will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of Social Life’s Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law

Our certificate of incorporation and bylaws, as they will be in effect upon consummation of this Offering, also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

NOL Protective Provisions. Our amended and restated certificate of incorporation will contain provisions (the “NOL Protective Provisions”) intended to prevent certain future transfers of our capital stock which could adversely affect the ability of FCCG and us to use FCCG’s tax net operating loss carryforwards (“NOLs”) for federal and state income tax purposes and certain income tax credits. The NOL Protective Provisions will generally restrict any person or entity from attempting to transfer (which includes sales, transfers, dispositions, purchases and acquisitions) any shares of our Common Stock (or options, warrants or other rights to acquire our Common Stock, or securities convertible or exchangeable into our Common Stock), to the extent that such transfer would (i) create or result in an individual or entity (a “Prohibited Person”) becoming either a “5-percent shareholder” of our Common Stock as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related Treasury Regulations (“Section 382”), or the beneficial owner (as defined under the Securities Exchange Act of 1934) of five percent (5%) or more of our Common Stock or (ii) increase the stock ownership percentage of any existing Prohibited Person. The NOL Protective Provisions does not restrict transfers that are sales by a Prohibited Person, although they would restrict any purchasers to the extent that the purchaser is or would become a Prohibited Person. A committee of our board of directors comprised solely of independent directors would have the discretion to approve a transfer of stock that would otherwise violate the NOL Protective Provisions. In deciding whether to grant a waiver, the committee may seek the advice of counsel and tax experts with respect to the preservation of federal and state tax attributes pursuant to Section 382.

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Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals. Our amended and restated certificate of incorporation will provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our amended and restated certificate of incorporation will provide that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, in our amended and restated certificate of incorporation, we have elected not to be governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person, and would include FCCG.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. Prior to the consummation of this Offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of FAT Brands Inc. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

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Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See “—Exclusive Venue” above.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock will be Pacific Stock Transfer, Inc.

Dividend Policy

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Stock Warrants

During the twelve months ended December 31, 2019 and the years ended December 31, 2018, 2017, and 2016, Social Life Network, our parent company granted 1,594,853, zero, 9,900,020, and 6,400,000 warrants, respectively, to our parent’s company advisors and employees, totaling 17,894,873 warrants (the “17,894,873 Warrants”). Each warrant entitles the holder to one Social Life Network common stock share at an exercise price ranging from five to twenty cents, with a weighted average price of seven cents. The term of our parent’s warrants has a range from 3 to 5 years from the initial exercise date. The warrants will be expensed as they become exercisable beginning January 1, 2018 through April 11, 2024. During the three months ended September 30, 2019, 300,000 additional warrants vested, and as of September 30, 2019 the 17,894,873 Warrants are 100% vested. During the twelve months ended December 31, 2019, our parent executed a cashless conversion of 8,800,020 vested warrants in exchange for 4,400,010 common stock shares. The remaining 9,094,853 outstanding warrants are currently 100% vested to date. The aggregate fair value of the warrants before conversion totaled $3,977,301 and the aggregate fair value of the warrants after conversion totaled $2,244,800, which values are based on the Black-Scholes-Merton pricing model using the following estimates: exercise price ranging from $0.00 to $0.20, stock prices ranging from $0.015 to $0.65, risk free rates ranging from 1.60% - 2.72%, volatility ranging from 389% to 562%, and expected life of the warrants ranging from 3 to 5 years.

With the conversion equivalent of 20 (twenty) Social Life Network common stock share to 1 (one) MjLink common stock share from this Reg A offering we are obligated to accommodate up to 454,743 MjLink common stock shares when the warrant holders from our parent converts to Social Life Network common stock shares.

A summary of the status of the outstanding stock warrants and changes during the periods is presented below:

	Social Life Network shares available to purchase with warrants obligated by Social Life Network, Inc	Ratio in Exchange for MjLink.com Common Stock	MjLink shares provided to Social Life Network warrants holders at conversion
Outstanding, December 31, 2018	16,300,020	20:1	815,000

Exercisable, December 31, 2018	16,300,020	20:1	815,000
Issued	1,594,853	20:1	79,743
Exercised	(8,800,020)	20:1	(440,000)
Expired	-	20:1	-
Outstanding, December 31, 2019	9,094,853	20:1	454,743

Range of Exercise Prices		Number Outstanding 12/31/2019	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Social Life Network, Inc	$0.00 to 0.20	9,094,853	3.53 years	$0.07
MjLink.com Inc	$0.00 to 0.01	454,743	3.53 years	$0.00

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Convertible Debt

Amount of convertible debt plus interest held by Social Life Network	Social Life Network shares reserved for conversion	Ratio in Exchange for MjLink.com Common Stock	MjLink shares provided to Social Life Network convertible debt holders at conversion
$691,000	500,000,000	20:1	25,000,000

(1)	The convertible debt holder can convert all, some, or none of its debt to common shares noted in the column “Social Life Network Shares Reserved for Conversion”, and thus we have no way of determining the number they will hold after this offering. In addition, the conversion price is variable and unknown. Therefore, we have prepared the above table on the assumption that the selling stockholder will sell all of our shares covered by this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering, we will have outstanding 16,849,415 shares of our Common Stock, assuming that all 8,000,000 shares are sold in the Offering and no exercise of outstanding options or warrants. The shares that we are selling in this Offering may be resold in the public market immediately following our initial public offering.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale.

Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

PLAN OF DISTRIBUTION

We are offering, at an offering price of $2.50 per share (the “Offering Price”), a minimum of 2,000,000 shares of our Common Stock for $5,000,000 and up to 8,000,000 shares of our Common Stock (the “Offered Shares”) for up to $50,000,000.(the “Maximum Offering Amount”).

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All of our shares of Common Stock are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. This Offering will terminate on the first to occur of (i) the date on which all 8,000,000 Offered Shares are sold or (ii) February 11, 2021, subject to our right to extend such date for up to 90 days in our sole discretion (in each case, the “Termination Date”). If the Company has received and accepted subscriptions for the $5,000,000 representing the sale of a minimum of 8,000,000 shares of Common Stock (the Minimum Offering”) on or before the Termination Date, then the Company will close on the $5,000,000 Minimum Offering Amount (the “Initial Closing”) and, until the Termination Date, may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares and any Additional Shares. Until the $5,000,000 Minimum Offering amount is obtained, the proceeds for the offering will be kept in an escrow account described below. Upon achievement of the $5,000,000 Minimum Offering amount and the closing on such amount, the proceeds from the Minimum Offering amount will be distributed to the Company and the 8,000,000 Offered Shares will be issued to the investors who subscribed for such 8,000,000 Offered Shares. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to the Company and the associated Offered Shares will be issued to the investors who subscribed for such Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. Checks should be made payable to MjLink’s as escrow agent.

The Shares are being offered directly by the Company, although we reserve the right to engage the services of one or more FINRA registered broker/dealers to assist in in the sale of the Offered Shares and may engage the services of one or more managing selling agents to sell Offered Shares on a “best efforts” basis. However, at this time, the Company has not determined if it will require the services of such broker/dealers or selling agents.

We expect to commence the offer and sale of the Offered Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”). Prior to this Offering, there has been no public market for our Common Stock.

Exchange Listing

If we realize minimum net proceeds of $4.3 million from this Offering, we plan to apply to list the shares of our Common Stock on the Nasdaq Capital Market under the proposed symbol “MJLK.” In order to meet one of the requirements for listing our Common Stock on the Nasdaq Capital Market, we must have a positive stockholders’ equity on not less than $4,000,000. As at September 30, 2019 our stockholders’ equity was a negative $280,960. Accordingly, assuming we do not incur additional losses subsequent to September 30, 2019, we must realize minimum net proceeds of $17.2 million from this Offering. Another of the requirements for listing on Nasdaq is that we are able to sell lots of 100 or more shares to a minimum of 400 beneficial holders. In addition to the foregoing requirements, our Common Stock will not commence trading on Nasdaq until each of the following conditions are met: (i) the Offering is terminated; and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A; and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on Nasdaq.

In the event that we are unable to meet the Nasdaq initial listing requirements, we anticipate that our shares of Common Stock will be quoted on the OTC Market QX Exchange.

There can be no assurance that our Common Stock sold in this Offering will be approved for listing on Nasdaq or quoted on the OTCQX or other recognized securities exchange. See “Risk Factors” on page 15 of this Offering Circular.

Investors should be aware that our subscription agreement is made under the laws of Nevada and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of the Subscription Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto. Notwithstanding the foregoing, Investors are subject to an exclusive forum in the federal courts of the state of Nevada and are governed by the state laws of Nevada and the laws of the United States for any claims arising from the Securities Act of 1933, as amended (“Securities Act”) and the Securities and Exchange Act of 1934, as amended (“Exchange Act”). In connection therewith, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder. Additionally, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. This may limit an Investors’ ability to seek relief in a more favorable jurisdiction. We advise that you seek the advice of counsel prior to subscribing as it may pose a risk relate to the underlying investment.

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Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,100,000.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Escrow Agent

We will enter into an Escrow Services Agreement with an “Escrow Agent”. Investor funds will be held by the Escrow Agent pending closing or termination of the offering. We or our agents will instruct all subscribers to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. We may terminate the offering at any time for any reason at its sole discretion. The Escrow Agent is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit the Regulation A investments or recommend purchase of our securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, nor will the escrow agent distribute this Offering Circular or other offering materials to investors. The use of Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by us or this Offering. All inquiries regarding this Offering or escrow should be made directly to us. For its services, Escrow Agent will receive various fees of the funds held in escrow.

No Selling Shareholders

No securities are being sold for the account of security holders; we will receive all net proceeds of this offering.

64

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Commission, we will accept tenders of funds to purchase our shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment. The escrow agreement can be found in Exhibit _ to the Offering Statement of which this offering circular is a part.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Common Stock in this offering, you should complete the following steps:

1.	Go to the company’s page on: invest.mjlink.com;
2.	Complete the online investment form;
3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We will review all subscription agreements completed by the investor. After we have completed its review of a subscription agreement for an investment in the company, the funds may be released by the Escrow Agent.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, we will have up to three days to ensure all the documentation is complete. We will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by wire, debit card, credit card or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for our benefit. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

We maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from us, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the company receives oversubscriptions in excess of the maximum offering amount.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

65

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Frederick M. Lehrer, P. A.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of BF Borgers CPA PC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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F-1

MJLINK.COM INC

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash	$5,500	$-
Accounts receivable	25,000	-
Prepaid Expenses	26,252	-
Total Assets	$56,752	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$-	$-
Accrued Expenses	16,450	-
Deferred Revenue	24,292	-
Intercompany due to parent	296,970
Total Current Liabilities	337,712	-
Long Term Debt	-	-
Total Liabilities	$337,712	$-

Stockholders’ Equity (Deficit):
Common Stock par value	-	-
Additional paid in capital	-	-
Common Stock to be issued	-	-
Common Stock Receivable	-	-
Preferred Stock par value	-	-
Stockholders’ equity	(280,960)	-
Total Stockholders’ Equity (Deficit)	(280,960)	-
Total Liabilities and Stockholders’ Equity	$56,752	$-

See accompanying notes to these unaudited condensed consolidated financial statements.

F-2

MJLINK.COM INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Digital marketing revenue	$18,000	$-	$73,200	$-
Advertising revenue	-	-	2,500	-
Event revenue	-	-	75,985	-
Digital subscriptions revenue	208		208	-
Total revenue	18,208	-	151,893	-
Costs of goods sold	-	-	180,403	-
Gross margin	18,208	-	(28,510)	-

Operating Expenses:
Compensation expense	32,976	-	172,312	-
Non-cash stock expense	-	-	-	-
Sales and marketing	6,219	-	57,672	-
General and administrative	3,908	-	37,016	-
Total operating expenses	43,103	-	267,000	-

Income (Loss) from operations	(24,895)	-	(295,510)	-

Other Expenses:
Interest expense	-	-	-	-
Other non-operating expenses	(14,550)	-	(14,550)
Total other expenses	(14,550)	-	(14,550)	-

Net Income (Loss)	$(10,345)	$-	$(280,560)	$-

See accompanying notes to these unaudited condensed consolidated financial statements.

F-3

MJLINK.COM, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

(unaudited)

	Preferred Stock		Common Stock		Additional Paid	Common Stock to be	Common Stock	Accumulated
	Shares	Amount	Shares	Amount	in Capital	Issued	Receivable	Deficit	Total
Balance, December 31, 2018	-	-	-	$-	$-	$-	$-	$-	$-
Common stock issued for service	-	-	-	-	-	-	-	-	-
Common stock issued to officers	-	-	-	-	-	-	-	-	-
Common stock issued to investors			-	-	-	-		-	-
Common stock cancelled	-	-	-	-	-	-	-	-	-
Fair value of warrants issued	-	-	-	-	-	-	-	-	-
Fair value of beneficial conversion feature for convertible notes	-	-	-	-	-	-	-	-	-
Net Loss for quarter ended Sept 30, 2019	-	-	-	-	-	-	-	(280,560)	(280,560)
Balance, Sept 30, 2019	-	-	-	-	$-	$-	$-	$(280,560)	$(280,560)

	Preferred Stock		Common Stock		Additional Paid in	Common Stock to be	Common Stock	Accumulated
	Shares	Amount	Shares	Amount	Capital	Issued	Receivable	Deficit	Total
Balance, December 31, 2017	-	-	-	$-	$-	$-	$-	$-	$-
Common stock issued for service	-	-	-	-	-	-	-	-	-
Common stock issued to officers	-	-	-	-	-	-	-	-	-
Common stock issued to investors			-	-	-	-	-	-	-
Common stock cancelled	-	-	-	-	-	-	-	-	-
Fair value of warrants issued	-	-	-	-	-	-	-	-	-
Fair value of beneficial conversion feature for convertible notes	-	-	-	-	-	-	-	-	-
Net Loss for quarter ended Sept 30, 2018	-	-	-	-	-	-	-	-	-
Balance, Sept 30, 2018	-	-	-	-	$-	$-	$-	$-	$-

See accompanying notes to these unaudited condensed consolidated financial statements.

F-4

MJLINK.COM INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flow from operating activities:
Net Income (Loss)	$(280,960)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash stock based compensation	-	-
Changes in operating assets and liabilities:
Accounts receivable	(25,000)	-
Prepaids	(26,252)	-
Accounts payable and accrued expenses	40,742	-
Intercompany due to parent	296,970	-
Net cash used in operating activities	286,460	-

Cash flows used in investing activities:	-	-

Cash flows from financing activities:
Loan from related parties	-	-
Proceeds from the sale of common stock	-	-
Proceeds from issuance of convertible note payable	-	-
Non cash warrant expense from convertible note	-	-
Stock Receivable	-	-
Stock Payable	-	-
Net cash provided by financing activities	-	-

Net increase / decrease in cash	5,500	-
Cash at beginning of period	-	-
Cash at end of period	$5,500	$-

Supplemental Disclosures:
Cash paid during the year for:
Interest	$-	-
Income taxes	$-	$-
Supplemental disclosure of non-cash activities:
Warrants issued for services	$-	$-
Interest related to amortization of beneficial conversion feature	$-	-

See accompanying notes to these unaudited condensed consolidated financial statements.

F-5

MJLINK.COM INC

NOTES TO CONDENSED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

MjLink.com, Inc. (hereinafter “we”, “us”, “our, the “Company” or “MjLink”) was incorporated in Delaware on September 20, 2018 after operating as the cannabis division of the SEC reporting public company, Social Life Network, Inc (hereafter referred to as “our parent”), from January 2013 through its incorporation date. MjLink is a wholly owned subsidiary of the SEC reporting public company Social Life Network, Inc. (“Social Life”), a Nevada corporation, that is publicly quoted under the symbol “WDLF” on the OTCQB.

Financial Statement Presentation

The unaudited condensed consolidated financial statements include the accounts of MjLink and its wholly owned subsidiaries, after eliminating all significant intercompany balances and transactions. MjLink does not have any off-balance sheet arrangements.

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC), specifically Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America (GAAP) for complete financial statements.

The condensed consolidated financial statements as of September 30, 2019, and for the nine months ended September 30, 2019 and 2018, are unaudited but, in management’s opinion, include all normal, recurring adjustments necessary for a fair presentation of the results of interim periods. The year-end condensed consolidated balance sheet data as of December 31, 2018, were derived from audited financial statements, but do not include all disclosures required by GAAP. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

Operating results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019. For further information, refer to the Company been derived from the audited financial statements at that dates to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the nine-month period ended September 30, 2019, and the year ended December 31, 2018, the Company has incurred a net loss of $280,560 and $0, respectively, and as of September 30, 2018, the Company has a stockholder’s deficit of $280,960. Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by borrowing funds from its directors and officers, issuing promissory notes and/or a private placement of common stock.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2019. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2018.

F-6

Principles of Consolidation

The consolidated financial statements include the accounts of Social Life Network, Inc. and its wholly owned subsidiary, MjLink.com Inc. All intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior period financial information to conform to the presentation used in the financial statements for the nine months ended September 30, 2019.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. No impairment of long-lived assets was required for the nine months ended 2019 and the year ended December 31, 2018.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company generates revenues through four primary sources: 1) licensing agreements from which the Company receives an annual license fee or a percentage of net profits; 2) online advertising with priced based on the CPC (cost per click) and CPM (cost per 1000 ad impressions); 3) premium monthly digital marketing subscriptions, which provide business director and online review management for monthly subscriptions; 4) subscription to an online platform for both public and private cannabis companies to present in a live virtual conference; and 5) an invitational forum that unites publicly-traded cannabis companies led by seasoned executives with next level, high net worth investors.

Determination of the Fair Value of Common Stock on Grant Dates.

We are a private company with no active public market for our common stock. Therefore, we have periodically determined for financial reporting purposes the estimated per share fair value of our common stock at various dates using contemporaneous valuations performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, also known as the Practice Aid. In conducting the contemporaneous valuations, we considered all objective and subjective factors that we believed to be relevant for each valuation conducted, including our best estimate of our business condition, prospects and operating performance at each valuation date. Within the contemporaneous valuations performed, a range of factors, assumptions and methodologies were used.

F-7

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is more likely than not that the deferred tax asset will be unrealized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of September 30, 2019, the Company has not established a liability for uncertain tax positions.

Research and Development Costs

The Company spent zero dollars on research and development as of September 30, 2019 and during the year ended December 31, 2018.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of September 30, 2019 and December 31, 2018, the Company had no outstanding options and had outstanding warrants of 815,000 for year ended 2018 and 454,743 as of September 30, 2019 through our parent company Social Life Network, which were excluded from the computation of net loss per share because they are anti-dilutive.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. ASC 820, Fair Value Measurements, establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1 - defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Stock Purchase Warrants and Derivative Financial Instruments

Common stock purchase warrants are classified as equity if the contracts (1) require physical settlement or net-share settlement or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as equity or liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Recently issued accounting pronouncements

In January 2018, the FASB issued ASU 2018-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2018 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

F-8

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company has evaluated the impact of this accounting standard update and noted that it has had no material impact.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, August 2015, April 2016 and May 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016- from Contracts with Customers, ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, ASU 2016-10 (ASC Topic 10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, and ASU 2016-12 (ASC Topic 606) Revenue from Contracts with accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted for annual periods beginning after December 15, 2016. The Company is in the process of assessing the impact, if any, on its financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01 (ASU 2017-01) “Business Combinations (Topic 805): Clarifying the Definition of a Business.” ASU 2017-01 provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. The Company adopted ASU 2017-01 as of January 1, 2017 on a prospective basis and there was no material impact to our consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s unaudited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the foreseeable future. At September 30, 2019, the Company had a stockholder’s deficit of $280,960 had a net loss of $280,560, and used net cash of $286,460 in operating activities for the nine months ended September 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon it generating profitable operations in the future and/or obtaining the necessary financing to meet obligations and repay liabilities arising from normal business operations when they come due. The Company’s management intends to finance operating costs over the next nine months with existing cash then on hand, the sale of its equity securities on a private exempted basis, or possibly through a Regulation A Offering. While the Company believes that it will be successful in obtaining the necessary financing and generating revenue to fund its operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved or that the Company will succeed in its future operations. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

F-9

NOTE 4 – RELATED PARTY TRANSACTIONS

Other than as disclosed below, there has been no transaction, since January 1, 2019, or currently proposed transaction(s), in which the Company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at September 30, 2019, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person who acquired control of the Company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of the Company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On January 2, 2019, the Company completed an employment agreement with a new President of MjLink, providing him with the ability to receive stock in the company. The agreement provides that if they resigned during the first 24 months of their employment agreement, all stock previously issued would be returned to MjLink’s treasury. On June 26, 2019, our President resigned from the Company, and no stock was issued to him.

NOTE 5 – SALES RETURNS

For the period ended September 30, 2019, the Company did not issue any credit memos.

NOTE 6 – STOCK WARRANTS

During the twelve months ended December 31, 2019 and the years ended December 31, 2018, 2017, and 2016, Social Life Network, our parent company granted 1,594,853, zero, 9,900,020, and 6,400,000 warrants, respectively, to our parent’s company advisors and employees, totaling 17,894,873 warrants (the “17,894,873 Warrants”). Each warrant entitles the holder to one Social Life Network common stock share at an exercise price ranging from five to twenty cents, with a weighted average price of seven cents. The term of our parent’s warrants has a range from 3 to 5 years from the initial exercise date. The warrants will be expensed as they become exercisable beginning January 1, 2018 through April 11, 2024. During the three months ended September 30, 2019, 300,000 additional warrants vested, and as of September 30, 2019 the 17,894,873 Warrants are 100% vested. During the twelve months ended December 31, 2019, our parent executed a cashless conversion of 10,000,020 vested warrants in exchange for 4,400,010 common stock shares. The remaining 7,894,853 outstanding warrants are currently 100% vested to date. The aggregate fair value of the warrants before conversion totaled $3,977,301 and the aggregate fair value of the warrants after conversion totaled $2,244,800, which values are based on the Black-Scholes-Merton pricing model using the following estimates: exercise price ranging from $0.00 to $0.20, stock prices ranging from $0.015 to $0.65, risk free rates ranging from 1.60% - 2.72%, volatility ranging from 389% to 562%, and expected life of the warrants ranging from 3 to 5 years.

With the conversion equivalent of 20 (twenty) Social Life Network common stock share to 1 (one) MjLink.com common stock share from this Reg A offering we are obligated to accommodate up to 454,743 MjLink common stock shares when the warrant holders from our parent converts to Social Life Network common stock shares.

F-10

A summary of the status of the outstanding stock warrants and changes during the periods is presented below:

	Social Life Network shares available to purchase with warrants obligated by Social Life Network, Inc	Ratio in Exchange for MjLink.com Common Stock	MjLink shares provided to Social Life Network warrants holders at conversion
Outstanding, December 31, 2018	16,300,020	20:1	815,000

Exercisable, December 31, 2018	16,300,020	20:1	815,000
Issued	1,594,853	20:1	79,743
Exercised	(8,800,020)	20:1	(440,000)
Expired	-	20:1	-
Outstanding, December 31, 2019	7,894,853	20:1	454,743

Range of Exercise Prices		Number Outstanding 12/31/2019	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Social Life Network, Inc	$0.00 to 0.20	9,094,853	3.53 years	$0.07
MjLink.com Inc	$0.00 to 0.01	454,743	3.53 years	$0.00

NOTE 7 – NOTES PAYABLE AND OTHER OBLIGATIONS

Parent’s Convertible Debt

Amount of convertible debt plus interest held by Social Life Network	Social Life Network shares reserved for conversion	Ratio in Exchange for MjLink.com Common Stock	MjLink shares provided to Social Life Network convertible debt holders at conversion
$691,000	500,000,000	20:1	25,000,000

(1)	The convertible debt holder can convert all, some, or none of its debt to common shares noted in the column “Social Life Network Shares Reserved for Conversion”, and thus we have no way of determining the number they will hold after this offering. In addition, the conversion price is variable and unknown. Therefore, we have prepared the above table on the assumption that the selling stockholder will sell all of our shares covered by this offering.

Intercompany Loan

As of September 30, 2019, we have an outstanding intercompany loan obligation to our parent company for $296,970.

NOTE 8 – SUBSEQUENT EVENTS

Common Stock

During the fourth quarter of 2019 our parent company Social Life issued 6,136,549 common shares. Of these shares: 3,550,000 common shares were sold to accredited investors for $0.10 for $355,000; 2,200,000 common shares were issued to employees of Social Life for their services; 102,176 common shares were issued to a debenture holder as a contractual commitment related to the release of sales restrictions; and 284,373 common shares were issued from the $21,165 conversion of a convertible note.

In addition, in the first quarter of 2020 our parent company issued 36,211,075 common shares from the $113,422 conversion of a convertible notes. Total issuance to date of Social Life common stock which will result in an additional 1,810,554 issuance of MjLink common shares.

Notes Payable and other Obligations

We have increased our intercompany loan to our parent company Social Life Network by $59,356 to $356,326 from December 31, 2019 to date.

Board of Director, Company Officers, and Board Appointments

Brian Lazarus and Gregory Todd Markey were appointed Directors of our parent company and MjLink.com Inc effective January 21, 2020.

NOTE 9 – LITIGATION

From time to time we may become the subject of litigation that is incurred in the ordinary course of its business. None after September 30, 2019

F-11

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Denver, Colorado in January 2, 2020

Date: February 12, 2020
MJLINK.COM INC

	By:	/s/ Ken Tapp
Ken Tapp
Chief Executive Officer
(Principal Executive Officer & Chief Executive Officer)

	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer
(Chief Financial Officer/Chief Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Adam E. Levin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 12, 2020	By:	/s/ Ken Tapp
Ken Tapp, Director

Date: February 12, 2020	By:	/s/ Leslie Bocskor
Leslie Bocskor, Director

Date: February 12, 2020	By:	/s/ Brian Lazarus
Brian Lazarus, Director

Date: February 12, 2020	By:	/s/ Gregory Todd Markey
Gregory Todd Markey, Director

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Part III – EXHIBITS

Item 16. Index to Exhibits

Exhibit No.	Description

2.1	Certificate of Incorporation of MjLink.com Inc. and amendment
2.2	By-Laws of MjLink.com Inc
4.1	Form of Subscription Agreement for Regulation A+ Offering.
11.1	Consent of BF Borgers CPA PC
12.1	Legal Opinion of Frederick M. Lehrer, P. A. (5.1)
11.2	Consent of Frederick M. Lehrer, P. A. (included in the opinion filed as exhibit 12.1)

Unless otherwise indicated, all exhibits are filed herewith.

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